Exhibit 99.(e)(7)

Final Version

TRADEMARK CROSS-LICENSING AGREEMENT

New Albertson’s, Inc., an Ohio Corporation (“NAI”), and SUPERVALU INC., a Delaware corporation (“SVU”), in connection with that certain Stock Purchase Agreement, dated as of January [·], 2013, by and among Albertson’s LLC, SUPERVALU INC., and New Albertson’s, Inc. (the “Stock Purchase Agreement”), and in consideration of the mutual promises contained herein and therein and other good and valuable consideration, the adequacy of which is hereby acknowledged, enter into this Trademark Cross-Licensing Agreement (this “Agreement”) and agree as follows:

A.                                   DEFINITIONS:

Capitalized terms used herein but not defined herein shall have the meaning set forth in the Stock Purchase Agreement.

1.                                      “Closing Date” means the date on which the closing of the Stock Purchase Agreement occurs.

2.                                    “NAI Assets” means the assets owned by NAI and its Affiliates as of the Closing.

3.                                    “NAI Business” means the business of NAI and its Affiliates as of the Closing.

4.                                    “NAI Confidential Information” has the meaning ascribed to this term in Section C.3.

5.                                       “NAI Licensed Goods and Services” means retail supermarket and grocery and retail drug store goods and services (including the goods and services set forth in Exhibit A attached hereto) and all other goods and services currently or historically provided under or in connection with the NAI Proprietary Rights.

6.                                       “NAI Licensed Territory” means the United States.

7.                                       “NAI Names” means the names set forth on Exhibit A attached hereto.

8.                                       “NAI Proprietary Rights” means the NAI Names and all other trademarks, trade names, trade dress, service marks, banners, logos, copyrights, patents and other proprietary rights exclusively related to such NAI Names or set forth on Exhibit A attached hereto.

9.                                       “NAI Proprietary Rights Grant” means the quitclaim license grant set forth in Section B.1 of this Agreement.

10.                                “Representative” means the directors, officers, employees, agents, counsel, consultants, accountants, auditors and other representatives of a party, the NAI Business or the Retained Business, as the case may be, and their respective Subsidiaries.

11.                                “Retained Assets” means the assets owned by SVU as of the Closing.

12.                                “Retained Business” means the business of SVU and its Subsidiaries as of the Closing.

13.                                “Retained Licensed Goods and Services” means retail grocery and supermarket and retail drug store goods and services (including the goods and services set forth in Exhibit B attached hereto) and all other goods and services currently or historically provided under or in connection with the Retained Proprietary Rights.

14.                                “Retained Names” means each of the names that are set forth in Exhibit B attached hereto.

15.                                “Retained Proprietary Rights” means the Retained Names and each of the trademarks, trade names, trade dress, service marks, banners, logos, copyrights, patents and other proprietary rights exclusively related to such Retained Names or set forth in Exhibit B attached hereto.

16.                                “Retained Proprietary Rights Grant” means the quitclaim license grant set forth in Section C.1 of this Agreement.

17.                               “SVU Confidential Information” has the meaning ascribed to this term in Section B.3.

18.                                “Term” means the period of time beginning on the Execution Date and ending on (i) the date on which the NAI Proprietary Rights Grant expires or terminates; or (ii) the date on which the Retained Proprietary Rights Grant expires or terminates, whichever is later.

19.                                “Transition Services Agreements” means (i) that certain Transition Services Agreement, dated as of the date hereof, entered into by and between NAI and SVU and (ii) that certain Transition Services Agreement, dated as of the date hereof, entered into by and between Albertson’s LLC and SVU.

B.                                   NAI WILL AND HEREBY DOES:

1.                                     NAI Proprietary Rights License Grant.  Grant to each of SVU and its Affiliates a limited, royalty-free license (with the right to grant new sublicenses as necessary to operate the Retained Business consistent with past practices, with any such grant subject to NAI’s prior written consent with such consent not to be unreasonably withheld, delayed or conditioned) of such rights as NAI actually possesses in the NAI Proprietary Rights for use in connection (i) with the sale, offering for sale, advertising and promotion of the NAI Licensed Goods and Services and (ii) providing transition services to NAI and its Affiliates pursuant to the terms of the Transition Services Agreements or providing any services to NAI and its Affiliates as otherwise contemplated pursuant to the Stock Purchase Agreement for so long as and to the extent that SVU or any of its Affiliates owns any of the Retained Assets.  For the avoidance of doubt, NAI acknowledges and agrees that, as necessary to operate the Retained Business consistent with past

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practices, SVU shall have the right to (i) amend or continue in effect sublicenses as in effect immediately prior to the date hereof with third party sublicensees of the NAI Proprietary Rights and (ii) enter into a sublicense with a third party in order to replace any existing sublicense with a current sublicensee, so long as the new sublicense is on substantially similar terms as the existing sublicense.

2.                                      Quality Control.  Ensure that the quality of all goods and services provided by NAI or its Affiliates under or in connection with the Retained Proprietary Rights will be at least as high, in all material respects, as the quality of the goods and services provided under or in connection with the Retained Proprietary Rights as of the date hereof or as historically provided; it being acknowledged and agreed that in no event shall a failure by NAI to meet the foregoing quality standard that is caused solely by the failure of SVU or its designated Affiliates to provide services to NAI in the manner agreed in the Transition Services Agreements constitute a breach of this Agreement.  NAI and its Affiliates shall take no action in connection with its or their use of the Retained Proprietary Rights to impair or diminish the benefits of the use of the Retained Proprietary Rights by SVU, including but not limited to any action that impairs or diminishes such benefits by damaging the Retained Proprietary Rights or bringing the Retained Proprietary Rights into disrepute.  In furtherance and not in limitation of the foregoing, NAI and its Affiliates shall, to the extent that they use any of the Retained Proprietary Rights, comply with the Trademark Usage Guidelines set forth on Exhibit C attached hereto.  For the avoidance of doubt, SVU acknowledges that NAI’s business plan may involve the closing or sale of stores and that NAI shall not be deemed to be in breach of this Section B.2 or of the Trademark Usage Guidelines set forth on Exhibit C solely by virtue of any such sales or closures.

3.                                      Confidentiality.  Hold in confidence and not disclose to any other person any SVU Confidential Information (as defined below), other than disclosure to NAI’s attorneys and accountants, a federally or state chartered financial institution or the federal Small Business Administration or an equivalent state organization or otherwise as required by law, unless so specifically permitted by the prior written approval of SVU.  NAI’s obligations under this Section B.3 shall survive the termination of this Agreement for a period of two years.  For purposes of this Agreement, “SVU Confidential Information” means information whether in verbal, written, printed, video, audio or electronic form, obtained from SVU regarding prices, costs, discounts, merchandising, equipment sales, promotions, policies, procedures, store operation, training, or the legal documents associated with the relationship between SVU and NAI, other than (in each case) any such information that is or becomes generally available to the public other than through NAI’s breach of this Agreement.

4.                                      Ownership of Retained Proprietary Rights.  Acknowledge SVU’s ownership of the Retained Proprietary Rights and not question or contest, during or after the term of this Agreement, the validity of SVU’s ownership of, right to, or control over the Retained Proprietary Rights, subject to the rights herein granted to NAI and its Affiliates.

5.                                      Indemnification.  Agrees to be responsible for, pay or cause to be paid, and hold SVU harmless from and against any and all third party claims of infringement against the owner

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of any Retained Proprietary Rights that result from any use outside of the Retained Proprietary Name Grant.

C.                                   SVU WILL AND HEREBY DOES:

1.                                      Retained Proprietary Rights License Grant.  Grant to each of NAI and its Affiliates a limited, royalty-free license (with the right to grant sublicenses as necessary to operate the NAI Business consistent with past practices, with any such grant subject to SVU’s prior written consent with such consent not to be unreasonably withheld, delayed or conditioned) of such rights as SVU actually possesses in the Retained Proprietary Rights in connection with (i) the sale, offering for sale, advertising and promotion of the Retained Licensed Goods and Services and (ii) providing transition services to SVU pursuant to the terms of the Transition Services Agreements or providing any services to SVU as otherwise contemplated pursuant to the Stock Purchase Agreement for so long as and to the extent that NAI or any of its Affiliates own any of the NAI Assets.  For the avoidance of doubt, SVU acknowledges and agrees that, as necessary to operate the NAI Business consistent with past practices, NAI shall have the right to (i) amend or continue in effect sublicenses as in effect immediately prior to the date hereof with third party sublicensees of the Retained Proprietary Rights granted pursuant to this Section C.1 and (ii) enter into a sublicense with a third party in order to replace an existing sublicense with a current sublicensee, so long as the new sublicense is on substantially similar terms as the existing sublicense.

2.                                      Quality Control.  Ensure that the quality of all goods sold and services provided by SVU or its Affiliates under or in connection with the NAI Proprietary Rights will be at least as high, in all material respects, as the quality of the goods sold and services provided under or in connection with the NAI Proprietary Rights as of the date hereof, or as historically provided; it being acknowledged and agreed that in no event shall a failure by SVU to meet the foregoing quality standard that is caused solely by the failure of NAI or its designated Affiliates to provide services to SVU in the manner agreed in the Transition Services Agreements constitute a breach of this Agreement.  SVUs and its Affiliates shall take no action in connection with its or their use of the NAI Proprietary Rights to impair or diminish the benefits of the use of the NAI Proprietary Rights by NAI, including, but not limited to, any action that impairs or diminishes such benefits by damaging the NAI Proprietary Rights, or bringing the NAI Proprietary Rights into disrepute.  In furtherance and not in limitation of the foregoing, SVU and its Affiliates shall, to the extent that they use any of the NAI Name Rights, comply with the Trademark Usage Guidelines set forth on Exhibit C attached hereto.  For the avoidance of doubt, NAI acknowledges that SVU’s business plan may involve the closing or sale of stores and that SVU shall not be deemed to be in breach of this Section C.2 or of the Trademark Usage Guidelines set forth on Exhibit C solely by virtue of any such sales or closures.

3.                                      Confidentiality.  Hold in confidence and not disclose to any other person any NAI Confidential Information (as defined below), other than disclosure to its attorneys and accountants, a federally or state chartered financial institution or the federal Small Business Administration, or an equivalent state organization or otherwise as required by law, unless so specifically permitted by NAI prior written approval.  The obligations of SVU under this Section

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C.3 shall survive the termination of this Agreement for a period of two years.  For purposes of this Agreement, “NAI Confidential Information” means information whether in verbal, written, printed, video, audio or electronic form, obtained from NAI regarding prices, costs, discounts, merchandising, equipment sales, promotions, policies, procedures, store operation, training, or the legal documents associated with the relationship between SVU and NAI, other than (in each case) any such information that is or becomes generally available to the public other than through SVU’s breach of this Agreement.

4.                                      Ownership of NAI Proprietary Rights.  Acknowledge NAI’s ownership of the NAI Proprietary Rights and not question or contest during or after the term of this Agreement the validity of NAI’s ownership of, right to, or control over the NAI Proprietary Rights, subject to the rights herein explicitly granted to SVU and its Affiliates.

5.                                      Indemnification.  Agrees to be responsible for, pay or cause to be paid, and hold NAI harmless from and against any and all third party claims of infringement against the owner of any NAI Proprietary Rights that result from any use outside of the NAI Proprietary Name Grant.

D.                                   TERM AND TERMINATION.

1.                                      Term.  This Agreement shall become effective on the Execution Date set forth below, and will terminate upon expiration of the Term.

2.                                      Transfer of Assets.  Notwithstanding anything to the contrary herein, in the event that any portion of the Retained Assets or Retained Business or the NAI Assets or NAI Business, as the case may be, is transferred or assigned to a third party (other than an Affiliate), such third party shall obtain the benefit of the license contained herein with respect to the portion of the Retained Assets or Retained Business or the NAI Assets or NAI Business transferred for up to one hundred eighty (180) days following the transfer of such assets or business to such third party.

3.                                      Termination for Cause.

a.                               Subject to the dispute resolution process set forth in Section I of this Agreement, NAI may terminate the NAI Proprietary Rights Grant at any time if SVU is in material breach of any provision of Section C pertaining to the use of the NAI Proprietary Rights, and such breach is not cured within 15 days following written notice to SVU.

b.                               Subject to the dispute resolution process set forth in Section I of this Agreement, SVU may terminate the Retained Proprietary Rights Grant at any time if NAI is in material breach of any provision of Section B pertaining to the use of the Retained Proprietary Rights, and such breach is not cured within 15 days following written notice to NAI.

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4.                                      Effect of Termination.

a.                               Within one hundred eighty (180) days after the end of the Term or, if earlier, the end of the NAI Proprietary Rights Grant, SVU shall cease using the NAI Proprietary Rights, or any confusingly similar identification, service mark, trademark, or trade name; shall remove and destroy all signs bearing the NAI Proprietary Rights; shall confirm that it has destroyed all materials containing the NAI Proprietary Rights in SVU’s possession; and shall take commercially reasonable steps to advise and inform the public that it no longer uses the NAI Proprietary Rights.  Notwithstanding the foregoing or anything in this Agreement to the contrary upon the termination of this Agreement or, if earlier, the NAI Proprietary Rights Grant, SVU shall have the right to sell all inventory existing as of the date of such termination and bearing any NAI Proprietary Rights, except to the extent such termination is the result of any breach of Section B.2.

b.                               Within one hundred eighty (180) days after the end of the Term or, if earlier, the end of the Retained Proprietary Rights Grant, NAI shall cease using the Retained Proprietary Rights or any confusingly similar identification, service mark, trademark, or trade name; shall remove and destroy all signs bearing the Retained Proprietary Rights; shall confirm that it has destroyed all materials containing the Retained Proprietary Rights in NAI’s possession; and shall take commercially reasonable steps to advise and inform the public that it no longer uses the Retained Proprietary Rights.  Notwithstanding the foregoing or anything in this Agreement to the contrary, upon the termination of this Agreement or the Retained Proprietary Rights Grant, NAI shall have the right to sell all inventory existing as of the date of such termination and bearing any Retained Proprietary Rights, except to the extent such termination is the result of any breach of Section C.2.

E.                   PROTECTION AND ENFORCEMENT OF TRADEMARK RIGHTS.

1.                                      Filing, Prosecuting and Maintaining Trademarks.  Each party agrees that it will make commercially reasonable efforts to file, prosecute, maintain, obtain, renew and defend applications and registrations for the marks owned by such party (the “Owner”) and licensed to the other party (the “Licensee”) under this Agreement.  The Owner further agrees that it will notify the Licensee if it intends to allow an application or registration for a mark licensed by the Owner to the Licensee under this Agreement (a “Licensed Mark”) to become abandoned, cancelled or expired.  If the Owner so notifies the Licensee, the Owner will, at Licensee’s request, assign such trademark application or registration to the Licensee and Licensee will have the right, at its cost, to file, prosecute, maintain, obtain, or renew such trademark application or registration; provided that such Licensed Mark does not contain any word or design that is common to or confusingly similar to a word or design that comprises an element of any Licensed Mark that the Owner does not allow to become abandoned, cancelled or expired.

2.                                      Litigation.  Each party will notify the other if any Licensed Mark owned by it becomes the subject of a lawsuit or an opposition, cancellation or other administrative proceeding before the United States Patent and Trademark Office.  NAI shall have the sole right to take legal action against third parties who are infringing upon or contesting the validity of the

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NAI Proprietary Rights and any related mark; provided, however, that, should NAI elect not to take legal action against a third party infringing or contesting the validity of the NAI Proprietary Rights or related marks, subject to Section E.3, SVU will be entitled to take such action, at its own expense, and to retain any resulting settlement recovery or damages award, and will have the right to name NAI as a necessary party in any such action.  SVU shall have the sole right to take legal action against third parties who are infringing upon or contesting the validity of the Retained Proprietary Rights or related marks; provided, however, that, should SVU elect not to take legal action against a third party infringing or contesting the validity of the Retained Proprietary Rights or related marks, subject to Section E.3, NAI will be entitled to take such action, at its own expense, and to retain any resulting settlement recovery or damages award, and will have the right to name SVU as a necessary party in any such action.

3.                                      Cooperation.  Each party agrees to cooperate with the other party and to provide reasonable assistance in connection with any legal action commenced or defended by the other party with respect to a Licensed Mark, and that it will not take any legal action or position or enter into any settlement agreement that includes any form of relief binding on the other party or its Affiliates, or would otherwise be reasonably expected to adversely impact the other party, without the other party’s written consent.

F.                               ASSIGNMENT.  Except as set forth in Section D.2, neither party may directly or indirectly sell, transfer, assign (by operation of law or otherwise), delegate, or otherwise dispose of its rights and obligations under this Agreement without the express prior written consent of the other party, which consent shall not be unreasonably withheld, except that from and after the Closing Date (i) this Agreement may be assigned to a lender of a party as collateral for indebtedness or for the benefit of creditors in conjunction with the winding up of the NAI Business or Retained Business; and (ii) either party may, solely in connection with the sale of all or substantially all of its or any of its Affiliates’ assets, or a change of control of such party or its Affiliates, assign, in its sole discretion and without the other party’s consent, any or all of its rights, interest and obligations under this Agreement to any third party transferee; provided that the transferee agrees to be bound by the terms of this Agreement, the party making such assignment shall not be released from its obligations hereunder and the non-assigning party shall have no obligation to pursue remedies against any assignee before proceeding against the assignor for any breach of any of its obligations hereunder.  Notwithstanding the foregoing, neither party may directly or indirectly sell, transfer, assign (by operation of law or otherwise) or otherwise dispose of its rights, interest or obligations under this Agreement to a third party that is a competitor of the other party without the prior written consent of the other party.  In connection with any sale or change of control of NAI, upon request of NAI, SVU will enter into with Albertson’s LLC an agreement providing similar cross rights and obligations with respect to the Retained Proprietary Rights that are owned and used by SVU and Albertson’s LLC at the time of such sale or change of control.

G.                               RELATIONSHIP OF PARTIES.  The relationship of the parties is that of licensor and licensee and of arm’s length independent buyer and independent seller, and not that of partners, joint venturers, franchisor and franchisee, principal and agent, fiduciary and beneficiary, or employer and employee.  Also, the relationship of the parties is not one of special

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trust and confidence.  Except as set forth in Section D.2, there shall be no third party beneficiaries of this Agreement.  Neither party shall be liable in any manner whatsoever for the debts, liabilities or obligations incurred by the other party in the operation of its stores.

H.                                   NO FEE.  Neither party shall be obligated under this Agreement or otherwise to pay the other party any fee or to obtain from the other party any particular products or services for the right to enter into or maintain this Agreement or its rights hereunder.

I.                                        DISPUTE RESOLUTION.

1.                                      Either party may commence the dispute resolution process of this Section I by giving the other party written notice (a “Dispute Notice”) of any controversy, claim or dispute of whatever nature arising out of or relating to this Agreement or the breach, termination, enforceability or validity hereof (a “Dispute”) which has not been resolved in the normal course of business.  The parties shall attempt in good faith to resolve any Dispute by negotiation between executives of each party hereto (“Senior Party Representatives”) who have authority to settle the Dispute and who are at a higher level of management than the persons who have direct responsibility for the administration of this Agreement.  Within 15 days after delivery of the Dispute Notice, the receiving party shall submit to the other a written response (the “Response”).  The Dispute Notice and the Response shall include (i) a statement setting forth the position of the party giving such notice and a summary of arguments supporting such position and (ii) the name and title of such party’s Senior Party Representative and any other persons who will accompany the Senior Party Representative at the meeting at which the parties will attempt to settle the Dispute.  Within 30 days after the delivery of the Dispute Notice, the Senior Party Representatives of both parties shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to attempt to resolve the Dispute.  The parties shall cooperate in good faith with respect to any reasonable requests for exchanges of information regarding the Dispute or a Response thereto.

a.                               If the Dispute has not been resolved within 60 days after delivery of the Dispute Notice, or if the parties fail to meet within 30 days after delivery of the Dispute Notice as hereinabove provided, the parties shall submit the matter to arbitration contemplated by Section I.2 or any other dispute resolution procedure that may be agreed by the parties.

b.                               All negotiations, conferences and discussions pursuant to this Section I shall be confidential and shall be treated as compromise and settlement negotiations.  Nothing said or disclosed, nor any document produced, in the course of such negotiations, conferences and discussions that is not otherwise independently discoverable shall be offered or received as evidence or used for impeachment or for any other purpose in any current or future arbitration.

2.                                      If the Dispute has not been resolved by the dispute resolution process described in Section I.1, the parties agree that any such Dispute shall be settled by binding arbitration before the American Arbitration Association (“AAA”) in Chicago, Illinois pursuant to the Commercial Rules of the AAA.  Any arbitrator(s) selected to resolve the Dispute shall be bound exclusively by the laws of the State of New York without regard to its choice of law rules. Any decisions of

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award of the arbitrator(s) will be final and binding upon the parties and may be entered as a judgment by the parties hereto.  Any rights to appeal or review such award by any court or tribunal are hereby waived to the extent permitted by law.

3.                                      The costs of any arbitration pursuant to this Section I shall be shared equally between the parties.

J.                                     NOTICE.   All notices, requests and demands to or upon the parties hereto, and all statements and accountings given or required to be given hereunder, shall be made by personal service, or sent by certified mail, return receipt requested, postage prepaid, or by facsimile addressed as follows, or to such other address as may hereafter be designated in writing by the respective parties hereto, and shall be deemed received when delivered to the designated address (and only confirmed if delivered by facsimile):

TO TO NAI:	New Albertson’s Inc. 250 East Parkcenter Boulevard Boise, ID 83706 Attn: Paul Rowan, Esq. Facsimile: (208) 395 - 4625

with a copy to:

Schulte Roth & Zabel LLP Mailing Address: 919 Third Avenue New York, NY 10022 Attn: Stuart D. Freedman, Esq. Facsimile: (212) 593-5955

TO SVU:	SUPERVALU INC. Attn: Legal Department Mailing Address: PO Box 990 Minneapolis, MN 55440-0990 Street Address: 7075 Flying Cloud Road Eden Prairie, MN 55344

with a copy to:

Wachtell, Lipton, Rosen & Katz 51 West 52nd Street New York, NY 10019 Attn: David Silk, Esq.

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Igor Kirman, Esq. DongJu Song, Esq. Facsimile: (212) 403-2000

K.                                  MISCELLANEOUS.   This Agreement shall be binding upon, and inure to the benefit of, the permitted successors and assigns of SVU and NAI.  Each party acknowledges that it has not been induced to enter into this Agreement by any representations or statements, oral or written, not expressly contained herein.  No failure by any party to take any action or assert any right hereunder shall be deemed to be a waiver of such right in the event of the continuation or repetition of the circumstances giving rise to such right.  In executing this Agreement, each party acknowledges and agrees that it has had the opportunity to consult with and receive the advice of its independent consultants, including attorneys, accountants, and business consultants, has read and understood this Agreement, and has executed this Agreement after independent investigation, voluntarily and without fraud, duress, or undue influence, and not in reliance on any inducements, promises or representations by the other party or its attorneys or other members of its staff, other than those contained in this Agreement.  In the event the parties discover that they have inadvertently omitted Names or Proprietary Rights from the Exhibits hereto, or that the Exhibits hereto are otherwise incomplete or inaccurate, the parties shall cooperate to amend and or supplement the Exhibits hereto to include such omitted Names or Proprietary Rights or otherwise correct the Exhibits.

L.                                   INCORPORATION OF STOCK PURCHASE AGREEMENT PROVISIONS.  The following provisions of the Stock Purchase Agreement are hereby incorporated herein by reference, and unless otherwise expressly specified herein, such provisions shall apply as if fully set forth herein (references in this Section L to an “Article” or “Section” shall mean Articles or Sections of the Stock Purchase Agreement, and references in the material incorporated herein by reference shall be references to the Stock Purchase Agreement):  Section 8.11 (“Amendments; Waiver; Enforcement”); Section 8.13 (“Interpretation”); Section 8.3 (“Counterparts; Effectiveness”); Section 8.5 (“Specific Performance”); Section 8.9 (“Severability”)  and Section 8.6 (“Waiver of Jury Trial”).

1.                                     NAI represents and warrants that the undersigned has full power and authority to execute this Agreement for NAI and to grant the licenses herein granted.

2.                                     SVU represents and warrants that the undersigned has full power and authority to execute this Agreement for SVU and to grant the license herein granted.

3.                                     THIS AGREEMENT, TOGETHER WITH THE EXHIBITS HERETO AND THE SEPARATION AGREEMENT, CONSTITUTES THE ENTIRE AGREEMENT OF THE PARTIES AS TO THE SUBJECT MATTER HEREOF (INTO WHICH ALL PRIOR NEGOTIATIONS, COMMITMENTS, REPRESENTATIONS, AND UNDERTAKINGS, ARE MERGED) AND NO MODIFICATION OR TERMINATION OF THIS AGREEMENT SHALL BE BINDING UNLESS EXECUTED IN WRITING BY BOTH PARTIES HERETO.

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[REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

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Dated as of January [•], 2013 (the “Execution Date”).

SVU:	NAI:

SUPERVALU INC.	NEW ALBERTSON’S, INC.

By:	By:

Its:	Its:

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PRIVILEGED AND CONFIDENTIAL

EXHIBIT A

LIST OF NAI NAMES AND NAI PROPRIETARY RIGHTS

Trademarks followed by an asterisk (*) are for use in connection with (i) the sale, offering for sale, advertising and promotion of the NAI Licensed Goods and Services and (ii) providing transition services to NAI and its Affiliates pursuant to the terms of the Transition Services Agreements or providing any services to NAI and its Affiliates as otherwise contemplated pursuant to the Stock Purchase Agreement.  All other trademarks are for use solely in connection with providing transition services to NAI and its Affiliates pursuant to the terms of the Transition Services Agreements or providing any services to NAI and its Affiliates as otherwise contemplated pursuant to the Stock Purchase Agreement.

Registered, Pending and Common Law Trademarks

TRADEMARK	APPLICANT/OWNER	REGISTRATION NUMBER/ APPLICATION NUMBER(1)	CLASSES AND GOODS
10 FOR $10 SALE MIX AND MATCH *	New Albertson’s, Inc.	20040055	54 - Retail supermarket

10 FOR $10 SALE MIX AND MATCH *	New Albertson’s, Inc.	3219150	35 - Advertising and business

10 FOR $10 SALE! MIX OR MATCH & Design *	New Albertson’s, Inc.	2980281	35 RETAIL SUPERMARKET SERVICES

3’S A CROWD *	New Albertson’s, Inc.	3282186	35 Retail grocery stores; Supermarkets

3’S A CROWD & Design *	New Albertson’s, Inc.	1446938	42 SUPERMARKET AND GROCERY STORE SERVICES

(1)  A blank cell in this column indicates a common law trademark.

A ALBERTSONS & Design	New Albertson’s, Inc.	1073368	42 RETAIL GROCERY STORE SERVICES

A ALBERTSONS & Design	New Albertson’s, Inc.	1071250

3   HOUSEHOLD DETERGENTS 29   PACKAGED MEAT PRODUCTS, VEGETABLES (OTHER THAN FRESH), FRUIT (OTHER THAN FRESH), CANNED FISH, DAIRY PRODUCTS (EXCLUDING ICE CREAM AND ICE MILK), CHOCOLATE MILK, DAIRY BASED CHOCOLATE DRINK MIX, MAYONNAISE, AND SHELLED NUTS 30   ICE CREAM, TEA, COFFEE, BREADS, ROLLS, AND SUGAR

ACME	Acme Markets, Inc.	2041975	42 retail grocery and supermarket services

ACME	American Stores Company, LLC	2127394

29   applesauce, baked beans, * Breakfast drinks, namely, milk, * butter, canned beans, canned and frozen seafood, canned, frozen and French fried potatoes,* Canned pork and beans, * canned processed tomatoes, canned vegetables, cheese, chili with beans, egg substitute, evaporated milk, flaked coconut, frozen vegetables, hash browns, instant potatoes, jellies and jams, margarine, non-dairy creamer, olive oil, peanut butter, pickles, potato chips, powdered milk, processed nuts, processed olives, processed peppers, soups, sour cream, vegetable oil and vegetable oil cooking spray, whipped cream, whipped topping, and yogurt

ACME	American Stores Company, LLC	2152108

30   bagels, bakery products, baking soda, barbecue sauce, biscuits, bread, bread crumbs, bread rolls, breakfast cereal, chili sauce, chocolate chips, chocolate syrup, cocoa mix, coffee, cookie dough, cookies, crackers, croutons, dessert pies, frozen and packaged meals consisting primarily of pasta, flour, frostings, frozen pizza, frozen waffles, granola-based snack bars, honey, horseradish, hot sauce, iced tea, ketchup, macaroni and cheese, marshmallows and marshmallow cream, mayonnaise, mixes for baking goods, muffins, mustard, oatmeal, pancake and waffle mixes, pasta, pastries, pie crusts, pizza crust, pretzels, relish, rice, seasoning mixes for chili, gravy and tacos, seasonings and seasoning mixes, spices, stuffing mixes containing bread, sugar, syrup for pancakes and waffles, real and imitation vanilla extract, spaghetti sauce, tea and tea mixes, tomato sauce, vinegar, white corn syrup, and as a house mark for food products

ACME	American Stores Company, LLC	2142414	6 aluminum foil

ACME	American Stores Company, LLC	2123906	31 unpopped popcorn

ACME	American Stores Company, LLC	2138677	3 dish detergents; fabric softeners; glass cleaners; household cleaning detergents and preparations; laundry detergent

ACME	American Stores Company, LLC	2135688	16 facial tissues, paper napkins, paper towels, plastic food storage bags, plastic trash bags, plastic wrap, toilet paper

ACME	American Stores Company, LLC	2137116	21 paper and plastic cups, paper plates and bowls

ACME	American Stores Company, LLC	2152107	32 drinking water, fruit juice, mixes for lemonade, fruit punch, and fruit-flavored drinks, soft drinks, and vegetable juice

ACME & OVAL Design	Acme Markets, Inc.	1369567	42 RETAIL GROCERY STORE SERVICES

ACME (Stylized)	Acme Markets, Inc.	2275601	35 retail supermarket and drug store services featuring food, drugs, household goods, automotive goods, and like general merchandise

ACME CARRY-OUT CUISINE	American Stores Company, LLC	2455780	35 retail grocery store services featuring take-out food services

ACME EXPRESS	Acme Markets, Inc.

ACME PHARMACY	Acme Markets, Inc.	2047800	42 pharmacy services

ACME SUPERCARD	American Stores Company, LLC	2193524	35 promoting the goods and services of others through the distribution of discount cards

ALBERTSONS	New Albertson’s, Inc.	3856542

1   Distilled Water 29   Refried beans, processed olives, pickles, jam, fruit-based snack food, sour cream, bacon, seafood (not live), milk, yogurt, peanut butter and cottage cheese 30   Salsa, taco shells, ketchup, relish, seasonings, spaghetti sauce, gravy, unpopped popcorn, honey, cocoa, tomato sauce, stuffing mixes containing bread, pasta, rice, pudding, marshmallows, mixes for bakery goods, breakfast cereals, cereal based snack foods, dough, tortilla chips, bakery goods, waffles, cookies, frosting, mustard and pizza; pre-packed meals consisting primarily of pasta; crackers 32   Fruit drinks, drinking water, fruit juices and vegetable juices

ALBERTSONS	New Albertson’s, Inc.	953914

46   COFFEE, CIDER VINEGAR, WHITE VINEGAR, SALAD DRESSING, MAYONNAISE, MUSTARD, INSTANT POTATOES, FROZEN POTATOES, SOUP, RAISINS, EVAPORATED MILK, NON-DAIRY CREAMER, VEGETABLE OIL, CORN OIL, BROWNIE MIX, SALT, NUTS, DIPS, WIENERS, AND CHIPPED MEATS

ALBERTSONS	New Albertson’s, Inc.	959514	33 WHISKEY, VODKA, TEQUILA, RUM, BRANDY AND GIN

ALBERTSONS	New Albertson’s, Inc.	891152

46   BREAD, PEANUT BUTTER, COFFEE, TEA, FLOUR, POTATO CHIPS, MARGARINE, VEGETABLE OIL SHORTENING, PEPPER, BUTTER, CHEESE, FRESH EGGS, WHIPPED CREAM TOPPING, ICE CREAM, PANCAKE SYRUP, CANNED TUNA FISH, LUNCH MEAT, AND FRESH POULTRY

ALBERTSONS	New Albertson’s, Inc.	885630	35 RETAIL GROCERY STORE SERVICES

ALBERTSONS	New Albertson’s, Inc.	2303621	35 electronic retailing services featuring groceries and other consumer goods via a wide area computer network

ALBERTSONS	New Albertson’s, Inc.	3663014	35 Retail Pharmacy Services

ALBERTSON’S and Stylized A Design	New Albertson’s, Inc.	T10237	35 - Retail grocery store services

ALBERTSONS ARCH & LEAF DESIGN	New Albertson’s, Inc.	3168377	35 RETAIL GROCERY STORE SERVICES

ALBERTSONS ASSOCIATE REWARDS CARD	New Albertson’s, Inc.

ALBERTSONS EXPRESS & Design	New Albertson’s, Inc.	2245928	35 CONVENIENCE STORE SERVICES AND GASOLINE DISPENSING SERVICES

ALBERTSONS PREFERRED CARD	New Albertson’s, Inc.

ALBERTSONS PREFERRED REWARDS	New Albertson’s, Inc.

Albertsons Preferred Savings Card	New Albertson’s, Inc.

ALBERTSONS SAV-ON & Design	New Albertson’s, Inc.	54218	35 Retail grocery store and pharmacy services

ALBERTSONS SAV-ON & Design	New Albertson’s, Inc.	20051128137	35 - Retail grocery store, supermarket and drug store services

ALBERTSONS SAV-ON & Design	New Albertson’s, Inc.	18291	35 - Retail grocery store, supermarket and drug store services

ALBERTSONS SAV-ON & Design	New Albertson’s, Inc.	800473660	35 - RETAIL GROCERY STORE, SUPERMARKET, AND DRUG STORE SERVICES

BIG ‘N SOFT	SHAW’S SUPERMARKETS, INC	1914358	30 marshmallows

BUNCHES OF FUN	Shaw’s Supermarkets, Inc.	3092771	41 Providing recreational areas in the nature of children’s play areas located within retail supermarkets

CANTASTIC	Shaw’s Supermarkets, Inc.	2750012

35   promotional services, namely promoting the goods of others by publishing, distributing and displaying advertisements and other marketing materials in the field of food and food-related products and services

COOK & SAVE	Shaw’s Supermarkets, Inc.	3687357	35 Retail grocery store services

CORNER DELI	Acme Markets, Inc.	1339708	42 Delicatessen Departments in Retail Grocery Stores

COUNTRY FARMS	New Albertson’s, Inc.	2712646	30 BREAD

COUNTRY FARMS	New Albertson’s, Inc.	2312068	30 Bread

COUNTY LINE LIQUOR	New Albertson’s, Inc.	19971150415	42 - Retail liquor store services

CRAZY ABOUT FOOD	New Albertson’s, Inc.	3366533	35 retail grocery store and drug store services; online retail grocery store and drug store services

ESSENSIA	New Albertson’s, Inc.	3450742

29   FROZEN AND PACKAGED ENTREES CONSISTING PRIMARILY OF MEAT, FISH, POULTRY OR VEGETABLES; CHEESE; FROZEN, PREPARED AND/OR PACKAGED SIDE DISHES AND APPETIZERS CONSISTING PRIMARILY OF MEAT, FISH, POULTRY OR VEGETABLES; PEANUT BUTTER 30   FROZEN AND PACKAGED ENTREES CONSISTING PRIMARILY OF PASTA OR RICE; CAKES; CHEESECAKE; BAKERY PRODUCTS; FROZEN BAKERY GOODS; BREAD; CHOCOLATE CHIPS; COFFEE; CRACKERS; DESSERTS, NAMELY, TIRAMISU; FROZEN CONFECTIONS; LASAGNA; MACARONI AND CHEESE; MAPLE SYRUP; PASTA SAUCE; PIZZA; SALAD DRESSINGS; SALSA; FROZEN, PREPARED AND/OR PACKAGED SIDE DISHES AND APPETIZERS CONSISTING PRIMARILY OF PASTA OR RICE; SAUCES; TEA 32   FRUIT JUICES

EXPRESS PRESCRIPTION REFILL SERVICE	New Albertson’s, Inc.	2082392	42 pharmacy services provided by means of a telephone interactive voice response system

FAST. FRESH. FOOLPROOF.	Shaw’s Supermarkets, Inc.	3520000	35 Retail grocery store services

FISHERMAN’S NET	Acme Markets, Inc.	1170714	42 Retail Seafood Outlet Services Provided in Connection with Retail Grocery Stores

FRESHNESS FIRST	American Stores Company, LLC	2271955	35 Retail grocery store and supermarket services

GOOD DAY	New Albertson’s, Inc.	1619325	30 ICE CREAM and BREADS

GOOD DAY	New Albertson’s, Inc.	1062358	29 BACON 30 BREAD

GOOD DAY	New Albertson’s, Inc.	3786033	30 Breakfast cereals; Ready to eat, cereal derived food bars

GOOD FOOD COSTS LESS AT SHAW’S	Shaw’s Supermarkets, Inc.	1674665	42 retail grocery store services

GROCERY WAREHOUSE	New Albertson’s, Inc.	19971142656	42 - Retail grocery store services

INTERMOUNTAIN TELEPORT	U.S. Satellite Corporation	1972790	38 telecommunication services, namely the transmission and reception of audio, video, and data using satellite uplinks and downlinks

INTERMOUNTAIN TELEPORT	U.S. Satellite Corporation	2513882-0190	38 - Telecommunications Services

IVINS’	Acme Markets, Inc.	2323538	30 bakery products

IVINS’	Acme Markets, Inc.	541264	30 BAKERY PRODUCTS-NAMELY, WAFERS, AND COOKIES

JEWEL	American Stores Company, LLC	1219505	42 Retail Grocery and General Merchandise Store Services

JEWEL	American Stores Company, LLC	2107247	1 distilled water

JEWEL	American Stores Company, LLC	2114172	6 aluminum foil

JEWEL	American Stores Company, LLC	2114038	16 facial tissues, paper napkins, paper towels, plastic food storage bags, plastic trash bags, plastic wrap and toilet paper

JEWEL	American Stores Company, LLC	2138475

29   baked beans, butter, canned beans, canned fruits, canned pork and beans, canned processed tomatoes, canned vegetables, cheese, chili with beans, condensed milk, dips, dried fruits, frozen, packaged, and canned meals consisting primarily of meat, fish, poultry, or vegetables, egg substitute, evaporated milk, flaked coconut, frozen fruit, frozen and french fried potatoes, frozen vegetables, hash browns, instant potatoes, jellies and jams, luncheon meats, margarine, meats, non-dairy creamer, peanut butter, pickles, potato chips, processed nuts, processed olives, refried beans, shortening, soups, tunafish, vegetable oil, whipped topping and yogurt, and as a house mark for food products

JEWEL	American Stores Company, LLC	2105514	21 plastic cups and paper plates

JEWEL	American Stores Company, LLC	2112225	32 fruit and vegetable juices and soft drinks

JEWEL	American Stores Company, LLC	2109071

30   baking soda, biscuits, bread crumbs, breakfast cereal, candy, cheese flavored puffed corn snacks, chocolate chips, chocolate syrup, coffee, cookie dough, cookies, crackers, frozen and packaged meals consisting primarily of pasta or rice, flour, frozen pizza, frozen pretzels, frozen waffles, honey, ice cream cones, ice cubes, ketchup, macaroni and cheese, marshmallows, mayonnaise, mixes for bakery goods, muffins, mustard, oatmeal, pancake and waffle mixes, pasta, pastries, pie crusts, pot pies, pretzels, relish, rice, rolls, seasoning mixes for chili, gravy, spaghetti sauce and tacos, seasonings, spices, stuffing mixes containing bread, sugars, pancake and waffle syrup, tea, tomato sauce, tortilla chips and vinegar, and as a house mark for those and other food products

JEWEL	American Stores Company, LLC	2114037	3 laundry bleach, dish detergents, fabric softeners, glass cleaners, household cleaning preparations, and laundry detergent

JEWEL	American Stores Company, LLC	2119541	35 retail supermarket services featuring food, drugs, household goods, automotive goods, and like general merchandise

JEWEL	American Stores Company, LLC	2109070	31 raw nuts, and unpopped popcorn

JEWEL	American Stores Company, LLC	3381782	35 Retail stores featuring beer, wine and distilled spirits

JEWEL EXPRESS	American Stores Company, LLC	3384561	35 Retail store services featuring convenience store items and gasoline

JEWEL-OSCO	American Stores Company, LLC	3282511	35 Retail stores featuring beer, wine and distilled spirits

JEWEL-OSCO	American Stores Company, LLC	2128535	35 retail supermarket and drug store services featuring food, drugs, household goods, automotive goods, and like general merchandise

JEWEL-OSCO PREFERRED CUSTOMER CARD	American Stores Company, LLC	2247125	35 promoting the goods and services of others through the distribution of discount cards

JEWEL-OSCO PREFERRED CUSTOMER CARD	American Stores Company, LLC	2122940	9 electronic coupon cards for use in retail store promotional activities and discount services

KNOCKED DOWN PRICES	New Albertson’s, Inc.	3557424	35 Retail grocery store services

LUCKY	American Stores Company, LLC	45,385	16 Paper towels and aluminum foil for cooking, wrapping and household use.

LUCKY	American Stores Company, LLC	2325695	31 unpopped popcorn

LUCKY	American Stores Company, LLC	2334825	30 Ketchup; pancake and waffle syrup and bread

LUCKY	American Stores Company, LLC	2334824	29 canned beans; canned fruits; canned vegetables, eggs; peanut butter; processed nuts;

LUCKY	American Stores Company, LLC	2325672	3 Laundry bleach

LUCKY	American Stores Company, LLC	2294426	1 artificial sweeteners

LUCKY	American Stores Company, LLC	2633764	32 bottled drinking water

LUCKY	New Albertson’s, Inc.	1543066	42 SUPERMARKET AND GROCERY STORE SERVICES

LUCKY	New Albertson’s, Inc.	7	35 Retail grocery services

LUCKY MEANS LOW PRICES	New Albertson’s, Inc.	2193052	35 retail supermarket and general merchandise store services

LUCKY PRODUCE 100% FRESH 100% GUARANTEED	New Albertson’s, Inc.	1469513	42 GROCERY STORE AND SUPERMARKET SERVICES

LUCKY SAV ON FOOD & DRUG STORE	American Stores Company, LLC	2900956	35 retail supermarket and drug store services featuring food, drugs, household goods, automotive goods, and like general merchandise

MARKETFRESH LA CARTE	Shaw’s Supermarkets, Inc.	2631241	35 retail food store services

MAX FOODS	New Albertson’s, Inc.	48,574	35 - Retail grocery store

MAX PAK	New Albertson’s, Inc.	1856064	42 supermarkets featuring large-sized and multiple-packaged food, beverage, personal care, personal hygiene, household maintenance, and automotive maintenance products for consumers

MEMORIES ON CAKE	Shaw’s Supermarkets, Inc.	2580815	42 Cake decorating services

MY ALBERTSONS REWARDS	New Albertson’s, Inc.

MY JEWEL-OSCO REWARDS	American Stores Company, LLC

MY NEIGHBORHOOD. MY ALBERTSONS.	New Albertson’s, Inc.	85581036	35 Retail Grocery Store Services

MY NEIGHBORHOOD. MY JEWEL-OSCO.	American Stores Company, LLC	85581013	35 Retail Grocery Store Services

MY NEIGHBORHOOD. MY SHAW’S.	Shaw’s Supermarkets, Inc.		35 Retail Grocery Store Services

NATURAL HARVEST	American Stores Company, LLC		30 - Bread, hamburger buns, hot dog buns sales thereof

OSCO	American Stores Company, LLC	1003861	42 DRUGSTORE SERVICES

OSCO	American Stores Company, LLC	3129940	35 Retail drug store services

OSCO	American Stores Company, LLC	3372329	35 Retail pharmacy services

OSCODRUG	American Stores Company, LLC	2256751	35 retail drug store services

OUT OF THE BLUE	Shaw’s Supermarkets, Inc.		35 Advertising; business management; business administration; office functions.

PHARMACY ANSWERS	American Drug Stores, Inc.	1891049	16 series of magazines and newsletters concerning a variety of medical health issues

PRODUCE PRO	American Stores Company, LLC	2110139	35 retail grocery store and supermarket services

QUALITY BREAD VARIETY	Shaw’s Supermarkets, Inc.	2683083	35 retail food store services featuring bread and baked goods

QUALITY SINCE 1860	SHAW’S SUPERMARKETS, INC	1784680

29   butter, catsup, processed cheeses, processed cereal, processed cherries, dried fruits, eggs, egg substitutes, canned and frozen fruits, fruit-based snack food, fruit spreads, jams, jellies, margarine, mayonnaise, milk, cooking oils, shortenings, pickles, sour cream, processed olives, processed tomatoes, canned tuna fish, pickles, frozen vegetables and yogurt 30   ice cream, frozen macaroni and cheese, chocolate chips, chocolate syrups, coffee, frozen coffee creams, cookies, flour, granola-based snack bars, granola, oatmeal, salt, sugar, vinegar, frozen toppings, pasta, frozen pizza, pasta, pop tarts and spaghetti sauce 31   apples, dog bones and pet food

QUICK FIXIN’ IDEAS	New Albertson’s, Inc.	4114584	35 Retail grocery store services

REWARDS SHAW’S CARD	Shaw’s Supermarkets, Inc.	2571124

35   promoting the goods and services of others through an incentive awards program whereby participants receive free offers, discounts and upgrades on the goods and services provided by participating merchants

S QUALITY SINCE 1860	Shaw’s Supermarkets, Inc.	1694655	29 canned fruits 30 breads and rolls

SAVE-ON-FOODS	New Albertson’s, Inc.	1997783	42 retail grocery store services

SAV-ON	American Stores Company, LLC	43,745	36 - Advertising and business

SAV-ON	American Stores Company, LLC	24,608	35 - Drugs and general merchandise retail sales services

SAV-ON	New Albertson’s, Inc.	2878084	42 retail drug stores

SAV-ON	New Albertson’s, Inc.	2896508	35 retail pharmacy services

SAV-ON EXPRESS and design	American Stores Company, LLC	46,457	42 - Retail drug stores

SAVON FOODS	New Albertson’s, Inc.		35 Retail grocery store services

SHAW’S	SHAW’S SUPERMARKETS, INC	3668575	35 Retail pharmacy services

SHAW’S	Shaw’s Supermarkets, Inc.	3697642

16   Plastic shopping bags 29   Meats; fish; cheeses; canned, frozen and dried fruits; fruit-based snack foods; milk; soups; yogurt; sour cream; processed potatoes; eggs; whipped topping; nondairy creamer; butter; shelled nuts; peanut butter; jams; dips; edible oils; canned, frozen, processed and dried vegetables; canned pork and beans; fruit-based filling for cakes and pies 30   Vinegar; sugars; sugar substitutes; table syrup; sauces; gravy; dough; seasonings; vanilla extract; stuffing mixes containing bread; prepared meals consisting primarily of rice, noodles or pasta; corn-based snack foods; rice-based snack foods; pasta; pancake mix; pudding; flavored and sweetened gelatins; ice cream cones; topping syrup for ice cream; baking soda; yeast; rice; flour; salad dressings; croutons; catsup; processed cereals; granola snacks; oatmeal; bakery goods; mixes for bakery goods; baking cocoa; cocoa; coffee; tea; crackers; frozen pizza; pie crusts; frozen confections; salsa; ice 31   Fresh fruit; fresh vegetables; kitty litter 32   Fruit juices; vegetable juices; soft drinks; seltzer water; drinking water; fruit juice concentrates; smoothies

SHAW’S	Shaw’s Supermarkets, Inc.	3401015	35 retail grocery store services

SHAW’S	Shaw’s Supermarkets, Inc.	1228764	42 Retail Food Store Services

SHAW’S REWARDS CARD	Shaw’s Supermarkets, Inc.	2616939

35   promoting the goods and services of others through an incentive awards program whereby participants receive free offers, discounts and upgrades on the goods and services provided by participating merchants

SHAW’S (Stylized)	SHAW’S SUPERMARKETS, INC	19780044M	29 - Meats and processed foods, 30 - Staple foods, 31 - Natural agricultural products, 32 - Light beverages

SHAW’S (Stylized)	SHAW’S SUPERMARKETS, INC	2148	46 - Food’s and ingredients for foods

Shaw’s Celebrating 150 Years As Your Neighborhood Grocer Logo	Shaw’s Supermarkets, Inc.

SHAW’S LEAF DESIGN	Shaw’s Supermarkets, Inc.	2959059	35 retail supermarket services

SHAW’S MARKETFRESH	Shaw’s Supermarkets, Inc.	2638924	35 retail food store services

SHAW’S S	Shaw’s Supermarkets, Inc.	1187005	42 Retail Food Store Services

SHAW’S SIGNATURE BRAND	Shaw’s Supermarkets, Inc.	2927109	29 meat and poultry 31 fresh vegetables 35 retail grocery and food store services

SHAW’S SIGNATURE BRAND	Shaw’s Supermarkets, Inc.	2929941	31 Fresh vegetables 35 Retail grocery and food store services

SHAW’S SIGNATURE BRAND QUALITY SINCE 1860	Shaw’s Supermarkets, Inc.	2832397

29   Meat, poultry, cheese, cooking oils, processed olives and potato chips 30   Ice cream, coffee, frozen coffee, cookies, pies, bakery goods, processed cereal, granola, vinegar, pasta, frozen pizza, spaghetti sauce and crackers 31   Fresh vegetables 32   Non-alcoholic beverages, namely, carbonated soft drinks and fruit-flavored drinks

SHEPARD PLACE PHARMACY	American Drug Stores LLC	67823	35 Retail pharmacy services

SHOP & SHARE	American Stores Company, LLC	1134792

35   PROMOTING THE SERVICES OF NON-PROFIT, CHARITABLE, FUND-RAISING ORGANIZATIONS BY ISSUING MERCHANDISE COUPONS TO MEMBERS OF SAID ORGANIZATIONS WHICH ARE REDEEMABLE AT APPLICANT’S RETAIL STORES AND WHICH RETAIL STORES DONATE A PERCENTAGE OF THE PURCHASE PRICE TO SAID ORGANIZATION

SHOP THE WORLD FOOD HALL	Shaw’s Supermarkets, Inc.	2539869	35 SUPERMARKET SERVICES

SHOP THE WORLD FOOD HALL	Shaw’s Supermarkets, Inc.	2542891	35 SUPERMARKET SERVICES

SHOP THE WORLD FOOD HALL	Shaw’s Supermarkets, Inc.	2544663	35 SUPERMARKET SERVICES

SNACK CENTRAL	New Albertson’s, Inc.	2237766	35 supermarkets

SPEND AND SAVE	SHAW’S SUPERMARKETS, INC	1814006	35 promoting the products of others by means of a retail store card in brochure form that entitles the holder to merchandise certificates

STAR MARKET	Star Markets Company, Inc.	1481140	42 RETAIL GROCERY STORE SERVICES

STEAKHOUSE CHOICE	New Albertson’s, Inc.	4254961	29 Meat

STEP SAVER	Shaw’s Supermarkets, Inc.	2044848	29 meat

TAKING KOSHER SHOPPING TO A WHOLE NEW LEVEL	New Albertson’s, Inc.	3271360	35 Retail grocery stores

TOTAL PHOTO	American Stores Company, LLC	3142104	40 Photographic film developing

TOTAL PHOTO	American Stores Company, LLC	2306627	40 photographic film developing services

U.S. SATELLITE CORPORATION	American Stores Company, LLC	1455761

38   TELECOMMUNICATIONS TRANSMISSION SERVICE, SPECIFICALLY PROVIDING TRANSMISSION OF ELECTRONIC COMMUNICATIONS VIA SATELLITE AND MICROWAVE FACILITIES 42   CUSTOM DESIGN OF TELECOMMUNICATIONS SYSTEMS FOR BUSINESSES

U.S. SATELLITE CORPORATION	American Stores Company, LLC	4059794

38   TELECOMMUNICATIONS TRANSMISSION SERVICE, SPECIFICALLY PROVIDING TRANSMISSION OF ELECTRONIC COMMUNICATIONS VIA SATELLITE AND MICROWAVE FACILITIES 42   CUSTOM DESIGN OF TELECOMMUNICATIONS SYSTEMS FOR BUSINESSES

WE’LL ALWAYS BE HERE	New Albertson’s, Inc.	3672570	35 Retail and on-line retail grocery store services; retail and on-line retail drug store services

EXHIBIT B

LIST OF RETAINED NAMES AND RETAINED PROPRIETARY RIGHTS

Registered, Pending and Common Law Trademarks

TRADEMARK	APPLICANT/OWNER	REGISTRATION NUMBER/ APPLICATION NUMBER(2)	CLASSES AND GOODS

(Banner Name) Healthy Eaters	SUPERVALU INC.

(Banner Name) HEALTHY EATERS KIDS CLUB	SUPERVALU INC.

4:15	SUPERVALU INC.	3674315	35 retail grocery store services

A Taste Of Black History	SUPERVALU INC.	3886420	35 Retail grocery store services

A TASTE OF HISPANIC HERITAGE	SUPERVALU INC.

ALLURE	SUPERVALU INC.	2534459	16 PAPER NAPKINS

AMERICA’S NEIGHBORHOOD GROCER	SUPERVALU INC.		35

(2)  A blank cell in this column indicates a common law trademark.

ARCTIC SHORES SEAFOOD COMPANY	SUPERVALU INC.	4185858	30 tartar sauce and cocktail sauce

ARCTIC SHORES SEAFOOD COMPANY	SUPERVALU INC.	3386833	29 Seafood

AWESOME	SUPERVALU INC.	2576742	16 PAPER TOWELS

BABY SMILES. MOM SAVES.	SUPERVALU INC.

BASICS FOR KIDS	SUPERVALU INC.	3546072	3 toddler training wipes

BEEF SPOKEN HERE	SUPERVALU INC.	3,690,577	35 Retail grocery store services

BETTER FOR YOU	SUPERVALU INC.

BIG RELIEF PRICE CUT	SUPERVALU INC.	3739166	35 Retail Grocery Store Services

BUCK RANGE	SUPERVALU INC.	4032614	32 Beer

CAMPFIRE IN A BUNDLE	SUPERVALU INC.		for a kit composed of kindling, fire starting materials and long burning wood items;

CARLITA	SUPERVALU INC.	3596476

29   Refried beans, dried beans, canned tomatoes with chilies, canned black beans 30   taco sauce; bean dip; taco shells; flour tortillas; taco dinner kits comprised of taco shells, taco seasoning and taco sauce; green chilies; jalapenos; enchilado sauce; seasonings; salsa; rice

CHECK THE PRICE	SUPERVALU INC.	3449340	35 retail grocery store services

CHILL-A WHOLE NEW WAY!	SUPERVALU INC.	2901673	32 Spring water and carbonated beverages, namely, soft drinks

CULINARY CIRCLE	SUPERVALU INC.	3,723,156

29   frozen, packaged and prepared entrees consisting primarily of meat, fish, poultry or vegetables; butter; cheese, chicken wings; edible oils; frozen, prepared and/or packaged side dishes and appetizers consisting primarily of meat, fish, poultry or vegetables; salads except macaroni, rice and pasta salads; soups; prepared potatoes; poultry, namely, chicken and turkey; beef 30   frozen, packaged and prepared entrees consisting primarily of pasta or rice; cakes; cheesecake; bakery products; frozen bakery goods; bread; barbeque sauce; cookies; crackers; ice cream; lasagna; spaghetti and meatballs; macaroni and cheese; pasta; pasta sauce; gravies; marinades; pastries; pizza; frozen, prepared and/or packaged side dishes and appetizers consisting primarily of pasta or rice; sauces; tea; iced tea

CULINARY CIRCLE FOOD LOVER’S FOOD	SUPERVALU INC.	3613669	35 Retail grocery store services

DR. BOLD	SUPERVALU INC.	77251390	32 Soft drinks

EATING HEALTHY WITH MY DIABETES	SUPERVALU INC.		35

ESSENTIAL EVERYDAY	SUPERVALU INC.	85416015

8   Non-electric kitchen utensils, namely, apple cutters, apple corers, pizza cutters, cheese slicers, egg slicers, fruit and vegetable peelers, can openers, nut crackers, food choppers, knives, forks, spoons, cutlery set; non-electric hand operated food processor; non-electric hand operated meat tenderizer, namely, a kitchen mallet; non-electric hand operated pasta maker for domestic use; hand operated rotary chopper; non-electric canape maker; handheld hand operated rotary food processor for preparing salsa; kitchen utensils, namely, shears 9   Measuring spoons, measuring cups, food timers and thermometers 20   Drinking straws and plastic clips for bags 21   Hand operated rotary beater, namely, whisks; manual salad spinner and vegetable washer; adhesive lint, dust, hair roller; non-electric handheld food blender and food mixer; kitchen utensils, namely, turners, ladles, cork screws, garlic presses, whisks, ice cream scoops, cooking skewers, rolling pins, cooking sifters, salt and pepper shakers, washing brushes, scrubbing brushes, brushes for basting meat, pastry brushes, spatulas, colanders, strainers, cutting boards, graters for household purposes, bottle openers, serving forks, vegetable mashers, serving tongs, serving spoons and skimmers; bakeware, namely, baking sheets, baking pans and baking sheet liners for kitchen use; Tea canisters and canister sets; plastic food storage containers for household use; pails; mops; brooms; dust pans; waste baskets; dish drying racks; turkey lacers; plastic plates for serving; charms for attachment to beverage glasses for identification purposes; ice buckets; portable beverage coolers and dispensers; wine glasses; roasting racks; cooling racks for baked goods; cookie cutters; mixing bowls; corn cob holders; ceramic bowls, plates, cups and serving platters; plastic drinking glasses, plates, serving trays, pie servers, cheese shaker, ice cream and sundae bowls; roasting spits and roasting dishes; cooling sheets for baked goods; trivets; cookware, namely, pots, pot lids, pans and dutch ovens; non-electric kitchen utensils, namely, kitchen tongs

ESSENTIAL EVERYDAY	SUPERVALU INC.	85165277

1   Artificial sweeteners; distilled water; water conditioner, namely, water softening pellets made of salt; household products, namely, antifreeze, transmission fluid, unexposed photographic film and potting soil 3   Glass cleaners, all purpose cleaners, rug cleaning preparations and oven cleaners, furniture polish and windshield cleaning fluids; ammonia for cleaning purposes 4   Candles; lawn, garden and patio supplies and products, namely, fireplace logs, and fire starter, namely, solid fire starters in stick form and motor oil 5   Health care products, namely, meal replacement bars, vitamin enriched water and household products, namely, ant killer pesticides, fly sticks for catching flies in the nature of fly catching paper, air fresheners, sanitizing wipes 6   Aluminum foil 8   Cutlery, namely, plastic spoons, knives and forks 9   Batteries; cameras; hardware, namely, surge protectors, power strips, extension cords, and grounded outlets 11   Lighting products, namely, electric night lights and light bulbs 16   School, postal and office supplies, namely, copy paper, invisible adhesive tape for stationery purposes, plastic food storage bags for household use; lunch bags, trash bags; lawn and leaf disposal bags; bathroom tissue; facial tissue; paper towels; paper napkins, wax paper, parchment paper and plastic wrap 17   Hardware, namely, masking tape and duct tape 20   Household products, namely, drinking straws, hampers, hanging wardrobes and shoe racks 21   Household containers for foods; paper, foam and plastic cups, paper plates, bowls, dusters, toothpicks and laundry baskets, brooms, mops, rubber household gloves, household products, namely, empty plastic spray bottles, ironing board covers, clothes pins and lint removal rollers 22   Household products, namely, cloth storage bags for linens and accessories, cloth storage bags for clothing, shoulder covers for clothing storage, cloth bags for storing blankets, sweater storage organizers, namely, cloth storage bags for storing and organizing sweaters, mesh lingerie bags for storage or laundry; clothes line 29   Milk, butter, margarine, peanut butter, applesauce,

evaporated milk, jams, jellies, cooking oils,vegetable oil cooking spray, shortenings, pickles, sour cream, yogurt, flaked coconut, eggs,cottage cheese, refried beans, egg substitute, apple butter, potato chips, snack dips, hash brown potatoes; guacamole dip, bean dip, con queso dip; processed green chilies and jalapenos 30   Flour, cookie dough, honey, relish, chocolate chips, baking soda, candy, ice cream, ice cream cakes, ice cream desserts, marshmallows, spices, vinegar, stuffing mixes containing bread, mixes for bakery goods, frosting, taco shells, taco sauce, flour tortilla, taco dinner kits comprised of taco shells, taco seasoning and taco sauce, enchilada sauce, tortilla chips, chewing gum, ice, chocolate syrup, pot pies, frozen toppings, namely, chocolate topping, butterscotch topping and caramel topping, dough and vanilla extract; boxed and bagged salt for consumption 31   Fresh fruits and vegetables, raw nuts, unprocessed or raw beans 32   Beverages, namely, sparkling water, spring water, fruit juice, vegetable juice, energy drinks and seltzer water 34   Cigarette lighters not made of precious metal

ESSENTIAL EVERYDAY	SUPERVALU INC.	10426190

IC 003:  Household detergents; laundry bleach; fabric softeners; glass cleaners; all-purpose cleaners; rug cleaning preparations; oven cleaners; stain removers; furniture polish; windshield cleaning fluids; baby oil; baby hair shampoo; baby powder; baby wipes; body lotion; toddler training wipes in the nature of baby wipes; beauty and personal care products, namely, after sun skin lotion; after shave preparations, namely , creams, gels and lotions; all-purpose cotton swabs for personal use; non-medicated anti-cavity mouth rinses; bath gels and soaps; bath oils; beauty lotions; body oils; body powders; body cleansers; bronzing sunless tan accelerating foam; bubble bath; coarse and smooth nail emery boards; cosmetics; cotton balls for cosmetic purposes; cotton puffs and squares for cosmetic purposes; cream skin cleaners; daily pore facial cleansers; dental travel kit consisting of toothpaste, toothbrush and mouth wash all sold as a unit; dentifrices; denture cleaners; denture cleaning preparations; emery boards; gauze pads for cosmetic purposes; skin lotion containing glycerine and rosewater; hair care preparations; hair shampooand conditioners; hair tonics; milk baths; non-medicated lip balm; non-medicated skin care preparations; non-medicated oatmeal body baths; petroleum jelly for cosmetic purposes; pre-moistened cosmetic wipes; pre-moistened facial cleaning towelettes; pumice stones for personal use; shaving balms, gels, creams and lotions; shaving preparations; shower and bath powders; skin cleansers and creams; skin lotions and creams; skin moisturizers; soaps; sunscreen and sun-block preparations; sun tanning preparations; teeth whitening gels and films; toothpaste; and ammonia for cleaning purposes

ESSENTIAL EVERYDAY	SUPERVALU INC.	10426016	IC 20: Household products, namely, drinking straws, hampers, hanging wardrobes, shoe racks and plastic clips for bags

ESSENTIAL EVERYDAY	SUPERVALU INC.	10426182

IC 016: Paper coffee filters; school, postal and office supplies, namely, copy paper, invisible adhesive tape for stationery purposes; plastic food storage bags for household use; lunch bags; trash bags; lawn and leaf disposal bags; bathroom tissue; facial tissue; paper towels; paper napkins; wax paper; parchment paper; plastic wrap; disposable diapers; disposable training pants

ESSENTIAL EVERYDAY	SUPERVALU INC.	10426183	IC 011: Lighting products, namely, electric nightlights and light bulbs

ESSENTIAL EVERYDAY	SUPERVALU INC.	10426185

IC 009: Batteries; cameras; hardware, namely, surge protectors, power strips, extension cords, computer surge protectors and grounded outlets; measuring spoons, measuring cups, food timers and thermometers

ESSENTIAL EVERYDAY	SUPERVALU INC.	10426186

IC 008: Beauty and personal care products, namely, callus rasps, callus cutters, cuticle scissors and pushers, eyelash curlers, nail scissors, nail buffers and clippers, nail files, razor blades, toenail nippers, tweezers, and manicure sets; non-electric kitchen utensils, namely, apple cutters, apple corers, pizza cutters, cheese slicers, egg slicers, peelers, tongs, can openers, nut crackers, food choppers, knives, forks, spoons, soup spoons, steak knives, cutlery set, carving forks, chef knives and paring knives; plastic cutlery, namely, knives, forks and spoons

ESSENTIAL EVERYDAY	SUPERVALU INC.	10426187	IC 006: Aluminum foil

ESSENTIAL EVERYDAY	SUPERVALU INC.	10426188

IC 005: Health care products, namely, acetaminophen, pharmaceutical preparations for stomach acid reduction, acne treatment preparations, adhesive bandages, adhesive tape for medical use, allergy relief medications, medicated aloe vera gels for treatment of sunburn, analgesics, antacids, antibacterial pharmaceuticals, antibiotic creams and ointments, anti-diarrhea medications, anti-fungal creams for medical use, anti-gas medications, antihistamines, anti-itch creams, nausea treatment preparations, medicated anti-plaque mouth rinse, antiseptics, arthritis pain relief medication, artificial tears, aspirin, bandages for skin wounds, bismuth preparations for pharmaceutical purposes, bronchial dilators, calamine lotions, castor and mineral oils for medical purposes, pharmaceutical preparations for the treatment of chest congestion, preparations for the treatment of colds, contact lens cleaning solutions, contact lens wetting solutions, contact lens disinfectants, cotton for medical purposes, cough drops and cough syrup, cough treatment preparations, dairy lactose digestive supplements, pharmaceutical preparations for the treatment of dairy intolerance, decongestants, dental rinse, denture adhesives, diarrhea medication, medicated douches, medicated drawing salves for treatment of minor skin irritations, ear drops, enema preparations, epsom salts, expectorants, eye drops, eye washes, feminine hygiene pads, fiber food supplements, flu, cold, and cough treatment preparations, pharmaceutical preparations for gas relief, glucose tablets for use as a dietary supplement, hand sanitizers, hemorrhoidal treatment preparations and ointments, hydrocortisone, hydrogen peroxide for medical use, ibuprofen for use as oral analgesic, incontinence garments and pads, iodine, irrigating solutions for eye use, isopropyl alcohol for medical use, laxatives, lice treatment shampoos, lice treatment preparations, medicated body powders, medicated decongestant chest rubs, medicated chewing gum to stop smoking, medicated skin cleansers, medicated diaper rash ointments, medicated hair care preparations, medicated lozenges, medicated mouth wash, medicated pre-moistened hemorrhoidal wipes, medicated pre-moistened wipes, medicated sunburn gels, miconazolenitrate preparations for the treatment of athlete’s foot, migraine treatment preparations, magnesium hydroxide for the treatment of constipation, essential mineral oils for medical use, minoxidil, motion sickness treatment preparations, muscle relaxants, nasal spray preparations, nutritional supplements, herbal supplements, ovulation test kits, pain relief medications, panty liners, panty shields, gels for use as personal lubricants, petroleum jelly for medical purposes, medicated petroleum lip balm, pregnancy test kits for home use, preparations for treating colds, rubbing alcohol, rubbing compounds for medical and/or therapeutic use, saline nasal spray preparations, saline solutions for contact lenses, sanitary pads, medicated shampoos and conditioners, pharmaceutical preparations, namely, simethicone drops for use in treating excessive gas in the digestive tract and colic, sleeping pills, sore throat lozenges, pharmaceutical preparations for use as stay-awake aids, stool softeners, medicated sty ointments, suppositories, tampons, topical anesthetics, transdermal patches for use in the treatment of smokers to stop smoking, medicated vaginal creams, vaginal topical anesthetics, vapor inhalers filled with levmetamfetamine, vapor inhalers filled with epinephrine, vitamin and mineral supplements, medicated vitamin E body oils, witch hazel, other health care products, namely, wound dressings, gauze, medicated acne treatment pads and pore strips, acne treatment preparations, pharmaceutical preparations, namely, miconazole nitrate preparations for the treatment of athlete’s foot and yeast infections, medicated tioconazole ointment, warming gels for use as a personal lubricant, and medicated zinc ointment and electrolytes, infant formula, medicated ointment for baby rashes, dietary and nutritional supplements, meal replacement bars, vitamin enriched water and household products, namely, ant killer pesticides, fly sticks for catching flies in the nature of fly catching paper, air fresheners, sanitizing wipes, disinfectant bathroom cleaners and disinfectant toilet bowl cleaners; foot creams, namely, athlete’s foot and medicated anti-itch preparations

ESSENTIAL EVERYDAY	SUPERVALU INC.	10426191

IC 001:  Artificial sweeteners; distilled water; water conditioner, namely, water softening pellets made of salt; household products, namely, antifreeze, transmission fluid, unexposed photographic film and potting soil.

ESSENTIAL EVERYDAY	SUPERVALU INC.	10445522	IC 39: Products delivery

ESSENTIAL EVERYDAY	SUPERVALU INC.	10426012

IC 29:  Meat, fish, seafood, poultry, bacon, luncheon meats, milk, butter, margarine, cheeses, soups, peanut butter, applesauce, canned vegetables, canned fruits, evaporated milk, non-diary coffee creamer, jams, jellies, cooking oils, vegetable oil cooking spray, shortenings, pickles, sour cream, processed olives, whipped topping, canned tuna fish, yogurt, flaked coconut, eggs, processed nuts, cottage cheese, refried beans, dried beans, baked beans, olive oil, egg substitute, apple butter, canned tomatoes, canned black beans, potato chips, beef jerky, snack dips, cheese spreads, processed fruit, processed vegetables, hashbrown potatoes, frozen potatoes, frozen vegetables, frozen fruits and cream cheese; guacamole dip, bean dip, con queso dip; processed green chilies and jalapenos; frozen toppings, namely, strawberry topping

ESSENTIAL EVERYDAY	SUPERVALU INC.	10426014

IC 22:  Household products, namely, cloth storage bags for linens and accessories, cloth storage bags for clothing, shoulder covers for clothing storage, cloth bags for storing blankets, sweater storage organizers, namely, cloth storage bags for storing and organizing sweaters, mesh lingerie bags for storage or laundry; clothes line

ESSENTIAL EVERYDAY	SUPERVALU INC.	4200134

3   Household detergents, laundry bleach, fabric softeners and stain removers 4   Charcoal lighter fluid; charcoal briquettes; instant light charcoal and mesquite briquettes 5   Household products, namely, disinfectant bathroom cleaners 16   Paper coffee filters 21   Household products, namely, scouring pads and sponges for household purposes 29   Meat, fish, seafood, poultry, cheeses, soups, canned vegetables, canned fruits, non-diary coffee creamer, processed olives, whipped topping, canned tuna fish, processed nuts, dried beans, baked beans, olive oil, canned tomatoes, canned black beans, beef jerky, cheese spreads, processed fruit, processed vegetables, frozen potatoes, frozen vegetables, frozen fruits and cream cheese; frozen toppings, namely, strawberry topping 30   Bread, croutons, crackers, salad dressing, breakfast cereal, mayonnaise, ketchup, mustard, oatmeal, seasonings, rice, sugar, pasta, pasta sauce, sauces, pancake syrup, tea, horseradish, barbecue sauce, waffles, bakery goods, salsa, gravy, unpopped popcorn, cocoa, tomato sauce, pudding, spaghetti sauce, stew base sauce for meat, ground coffee, bread crumbs, ready-to-eat cereal derived food bars, macaroni and cheese, rice cakes, granola-based snack bars, soy sauce, pie shells, grits, hominy, pretzels, granola, frozen pizza, noodles and marinades 32   Beverages, namely, soft drinks and smoothies

ESSENTIAL EVERYDAY	SUPERVALU INC.	10426008	IC 34: Cigarette lighters not made of precious metal

ESSENTIAL EVERYDAY	SUPERVALU INC.	10426009	IC 32: Beverages, namely, sparkling water, spring water, soft drinks, fruit drinks, fruit juice, vegetable juice, lemonade, fruit punch, energy drinks, seltzer water and smoothies

ESSENTIAL EVERYDAY	SUPERVALU INC.	10426010	IC 31: Fresh fruits and vegetables, raw nuts, unprocessed or raw beans

ESSENTIAL EVERYDAY	SUPERVALU INC.	10426013	IC 25: Beauty aid products, namely, gel insoles and insoles

ESSENTIAL EVERYDAY	SUPERVALU INC.	10445523	IC 35: Sales promotions for others

ESSENTIAL EVERYDAY	SUPERVALU INC.	10426189

IC 004: Charcoal lighter fluid; charcoal briquettes; candles; lawn, garden and patio supplies and products, namely, instant light charcoal, mesquite briquettes, fireplace logs, and fire starter, namely, solid fire starters in stick form; and motor oil.

FINCA EL ORIGEN	SUPERVALU INC.	3864739	33 Wines

FLAVOR OF HISPANIC HERITAGE (SABOR DE LA HERENCIA HISPANA)	SUPERVALU INC.

FONTANA D’ITALIA	SUPERVALU INC.	3309379	33 Wine

FRESH PRODUCE. FRESH PRICES.	SUPERVALU INC.	4135526	35 Retail grocery store services

GOATS TRAIL	SUPERVALU INC.	3759041	33 Alcoholic beverages except beer

GOOD THINGS ARE JUST AROUND THE CORNER	SUPERVALU INC.	3573874	35 Retail grocery store services

GOOD THINGS IN-STORE	SUPERVALU INC.	3858219	35 PROMOTIONAL SERVICES, NAMELY, DISTRIBUTION OF ADVERTISING FLYERS, COUPONS, PROMOTIONAL ITEMS OF OTHERS; and, PRODUCT DEMONSTRATION SERVICES

GOTTA LOVE A SALE	SUPERVALU INC.	85613356	35 Retail Grocery Store Services

GOTTA LOVE GREAT DAILY DEALS	SUPERVALU INC.

GOTTA LOVE GREAT DEALS	SUPERVALU INC.	85613374	35 Retail Grocery Store Services

GOTTA LOVE LOW PRICES	SUPERVALU INC.	85580040	35 Retail Grocery Store Services

GOTTA LOVE LOWER PRICES	SUPERVALU INC.

GOTTA LOVE SAVINGS	SUPERVALU INC.

GOTTA LOVE SAVINGS ON FUEL	SUPERVALU INC.

GRAB AND GO EXPRESS	SUPERVALU INC.

GREAT GRILLED TASTE. NOT FUEL WASTE.	SUPERVALU INC.	3518026	4 Charcoal lighter fluid

HAPPY SAVINGS. HAPPY PETS.	SUPERVALU INC.

HEALTHY ELEMENTS	SUPERVALU INC.	3517949	44 Providing consumer information regarding health and wellness, namely, providing nutritional and health data relating to food products

HEALTHY PURSUITS	SUPERVALU INC.	3,633,012	44 Providing information and programs in the field of health and wellness

Heritage	SUPERVALU INC.	18158	33 33 - Wines and spirits

HERITAGE	SUPERVALU INC.

HERITAGE & CROWN Design	SUPERVALU INC.	85578920	33 Distilled Spirits

HERITAGE TEQUILA	SUPERVALU INC.	2009-000572750	49 Distilled alcoholic liquors

HOMEBEST	SUPERVALU Holdings, Inc.	1846413

1    3   hair shampoo, cotton puffs for cosmetic purposes, cotton swabs for cosmetic purposes, hair conditioner, baby powder, baby oil, fabric softener sheets for domestic use, powder automatic dishwasher detergent, liquid cleaning preparations for toilet bowls, liquid window cleaning preparation, liquid pine-scented cleaning preparation, liquid cleanser, nail polish remover, and mouthwash 4   charcoal briquettes, charcoal lighter fluid 5   bandages for skin wounds, aspirin, hydrogen peroxide for medical use, isopropyl alcohol for topical use, mineral oil, citrate of magnesium, iodine, epsom salts, petroleum jelly for medical purposes, non-aspirin tablets; namely, Ibuprofen and Acetaminophen for use as an oral analgesic; antacids; namely, oral suspension, stress liquids and tablets; powder and tablet laxatives; skin care products; namely, medicated skin lotions, creams and antiseptics; eye care products; namely, saline solution for eye wash and eye drops, witch hazel, disposable medicated pre-moistened wipes in plastic containers 8   razor blades and plastic tableware; namely, knives, forks and spoons 9    10   dental floss 11   electric light bulbs 16   plastic food storage/ freezer bags for packaging and sandwiches, disposable diapers, adhesive tape for stationery or household purposes and transparent tape 21   latex household gloves, foam plates, plastic tableware; namely, plates and cups, mops, brooms and sponges for household purposes

HOMEBEST	SUPERVALU Holdings, Inc.	1291685

3   Household Cleaning Products-Namely, Bleach, Detergent, Ammonia and Fabric Softener 16   Paper Products-Namely, Paper Towels, Napkins, Bath Tissue, Facial Tissues, and Plastic Freezer Wrap and Plastic Sandwich Bags 20   Plastic Trash Bags

IDEAL PORTIONS	SUPERVALU INC.	85643082	29 SEAFOOD and CHICKEN

JAVA DELIGHT	SUPERVALU INC.	3418054	30 Ground coffee beans; Roasted coffee beans

KIDS HEALTHY EATERS	SUPERVALU INC.

LIVING HEALTHY WITH MY DIABETES	SUPERVALU INC.

MAPLE TREE FARMS	SUPERVALU Holdings, Inc.	3204676	29 Meat

MAPLEWOOD FARMS	SUPERVALU INC.	3045434	29 CHEESE

MAPLEWOOD FARMS	SUPERVALU INC.	3934569	29 Meat and poultry products, namely, beef, turkey, ham and sausage sold at retail

MARCLIFFE	SUPERVALU INC.	3603769	33 Wine

MORE WAYS TO SAVE	SUPERVALU INC.	3606038	35 Retail grocery store services

MY COUSIN VINO	SUPERVALU INC.	3690455	33 WINES

MY TEAM REWARDS	SUPERVALU INC.		35 Retail Grocery Store Service

NUTRITION IQ	SUPERVALU INC.	3588781	35 Retail grocery store services

ORGANIFY YOUR WORLD	SUPERVALU INC.	3496924	35 RETAIL GROCERY STORE SERVICES

PACIFIC FLYWAY	SUPERVALU INC.	3693352	33 Wine

PICK’D RIPE	SUPERVALU INC.	3659567	31 Fresh fruit and vegetables

PICKED AT ITS PEAK	SUPERVALU INC.		35 retail grocery store services

PLENTY FOR TWENTY	SUPERVALU INC.	4156872	35 Retail Grocery Store Services

POLAR BURSTS	SUPERVALU INC.	3517793	30 ICE CREAM

R.J. REED’S	SUPERVALU INC.	3776156	33 Distilled spirits

REFILLADVANTAGE	SUPERVALU INC.	3286994	44 Dispensing of pharmaceuticals

SAVINGS YOU’LL LOVE ARE JUST AROUND THE CORNER	SUPERVALU INC.	3669398	35 Retail Grocery Store Services

SAVOR AND SAVE	SUPERVALU INC.	4186841	35 Retail grocery store services

SEASONAL ESSENTIALS	SUPERVALU INC.	85612892

6   metal gazebos; metal picture hangers 8   hand tools for use in carving or decorating pumpkins, fruits and vegetables, namely, knives, saws, scoops, chisels and drills; gardening tools, namely weeding forks, spakes and hoes; plastic cutlery 11   battery operated candles; fire tables; lighted party-themed decorations, namely, electric light decorative strings 16   paper gift wrap and bags; paper gift wrap bows and ribbon; tissue paper; paper napkins; paper towels; greeting cards; note pads; tattoo stickers; plastic storage bags for household use; photo albums; erasers 18   patio umbrellas; reusable shopping bags 20   wind chimes; patio furniture; holiday ornaments, namely, plastic Easter eggs; vinyl appliques for attachment to windows; picture frames; decorative pillows 21   serving trays; buckets; wooden baskets; paper plates; serving bowls; bird houses; plastic cups; flower pots; fly swatters; lawn sprinklers; watering cans; grill accessories, namely, skewers, tongs, spatulas, brushes, grilling baskets; plastic water bottles 24   kitchen towels; blanket throws; bed sheets; interior decorative fabrics; fabric table runners 25   hats and headbands; figurines of wood; sleep pants; slippers and socks; costumes for children’s dress up play; fleece bottoms and tops; footwear, namely, flip flops and sandals; plastic containers for food storage; pails; boxer shorts 26   artificial wreaths 28   Christmas tree ornaments and decorations; hangers; stuffed toys; Chrismas stockings; dolls; artificial Christmas trees; tree skirts; toy and novelty face masks; confetti; board games

SHOPPERS VALUE	SUPERVALU INC.	2934826

3   all-purpose pine cleaner; liquid laundry detergent; liquid dish detergent; fabric softener; fabric softener refill 6   Aluminum foil 16   Freezer storage bags; plastic food storage bags; paper towels; plastic garbage bags, toilet paper, sandwich bags; paper napkins; 21   Plastic cups,, uncoated paper plates 29   , processed fruit, namely, maraschino cherries, peaches, pear halves, pineapple, fruit cocktail,, prepared beans, namely, green beans, stewed tomatoes, whole peeled tomatoes, shoestring potato, instant mashed potatoes, crinkle cut fries, potatoes scalloped, potato chips, shortening; pickles; hamburger slices; grape jelly; processed cheese, namely, American cheese slices,; non dairy creamer; peanut butter; applesauce 30   Seasonings, namely, black pepper, brown gravy mix, chili seasoning mix, spaghetti sauce mix, taco seasoning mix, chocolate drink mix, hot cocoa mix, processed whole kernel corn, frozen pizza; ice cream; chocolate chips; imitation chocolate chips; baking cocoa; flour; marshmallow cream for baking; marshmallows; graham cracker pie crust; pie crust shells; imitation vanilla; cookies; coffee; instant coffee; catsup; breakfast cereal, cheese snacks, namely, cheese puffs, cheese curls; snacks, namely, corn chips, nacho tortilla chips, crackers, microwave popcorn, caramel popcorn, pretzels; chocolate syrup, cider vinegar, hot sauce; mayonnaise; spaghetti sauce; spaghetti sauce with meat, spaghetti sauce with mushrooms, salsa; mustard; prepared meals consisting primarily of pasta or rice; macaroni and cheese dinner, pancake syrup; pasta; honey; processed oats; rice; salad dressing; granulated sugar; sweet relish; taco sauce; taco shells; tagless tea bags, instant tea, tea bags, tomato sauce 31   Cat food, cat litter, dog food, dog treat biscuit 32   Fruit juices, namely, apple, orange, cranberry, cran-raspberry, grapefruit, and grape; tomato juice; soft drinks, namely, cola, cream, orange, root beer, lemon lime, ginger ale, strawberry; fruit punch

SHOPPERS VALUE	SUPERVALU INC.	73758869	3 LAUNDRY AND CLEANING DETERGENTS AND CLEANSERS 29 CANNED AND FROZEN FRUITS AND VEGETABLES 30 PACKAGED DRY FOOD PRODUCTS, NAMELY - MACARONI AND CHEESE 32 CANNED AND FROZEN FRUIT JUICES

SMART TIPS FOR LIVING WELL	SUPERVALU INC.	4237643	35 Retail Grocery Store Services

STOCKMAN & DAKOTA	SUPERVALU INC.	3677711	29 Meat

STONE RIDGE CREAMERY	SUPERVALU INC.	3083883	30 Ice cream, ice cream cakes, and ice cream novelties

SUPER CHILL	SUPERVALU INC.	3291257	32 BEVERAGES, NAMELY NON-CARBONATED, FRUIT DRINKS CONTAINING WATER

SUPER CHILL	SUPERVALU INC.	3360104	32 SOFT DRINKS

SUPER CHILL	SUPERVALU INC.	3275086	30 Ice 32 Sparkling water; spring water

SUPER CHILL	SUPERVALU INC.	3801267	5 Vitamin enriched water 30 Tea 32 Fruit drinks

SV HARBOR	SUPERVALU INC.	2788805

42   Providing temporary access to on-line, non-downloadable software for use in generating and viewing business reports, e-mail, placing product orders, reviewing and managing business accounts, employee time keeping, scheduling product shipments, and managing warehouse functions

SVHARBOR	SUPERVALU INC.	2930907

42   Providing temporary access to on-line, non-downloadable software for use in generating and viewing business reports, e-mail, placing product orders, reviewing and managing business accounts, employee time keeping, scheduling product shipments, and managing warehouse functions

SVHARBOR	SUPERVALU INC.	2935019

42   Providing temporary access to on-line, non-downloadable software for use in generating and viewing business reports, e-mail, placing product orders, reviewing and managing business accounts, employee time keeping, scheduling product shipments, and managing warehouse functions

SVOUTFITTER	SUPERVALU INC.	3292358	35 Promoting the goods and services of others by providing a web site at which users can obtain discounted merchandise

THE FIRST BLOOM	SUPERVALU INC.	3013763	35 Wholesale distributorship featuring flowers; wholesale ordering services featuring flowers

THE MORE YOU SHOP THE MORE YOU SAVE	SUPERVALU Holdings, Inc.	1731826	42 grocery store retail services

THE PHARMACY FOR ME	SUPERVALU INC.		35 Retail grocery store and pharmacy services

TIENEN DUENDE - ‘‘THEY’VE GOT REAL SOUL’’	SUPERVALU INC.	3432871	33 Wine

UNCUP	SUPERVALU INC.	85610946	30 Coffee and tea

UPPER CRUST PIES	SUPERVALU Holdings, Inc.

VALUE YOUR HEART	SUPERVALU INC.		44 heart health and wellness

VIA VINO	SUPERVALU INC.	3825780	35 Retail liquor and wine store services

WATCH OUT BUTTER!	SUPERVALU INC.	85633858	29 margarine

WE LOVE MAKING ICE CREAM	SUPERVALU INC.		35 35 - Advertising and business

WHOLECARE PET	SUPERVALU INC.	3904892	18 rawhides 31 dog food; cat food; bird food; dog treats; cat litter

WILD CAUGHT AMERICAN SHRIMP	SUPERVALU INC.		29 29 - Meats and processed foods

WILD HARVEST	SUPERVALU INC.	3138351

29   Rice-based food beverage used as a milk substitute; soy milk, meat, beef, sausage, poultry and eggs 30   SALSA, BREAD, CRACKERS, COOKIES, MAPLE SYRUP and HONEY 32   DRINKING WATER, FRUIT JUICE AND LEMONADE

WILD HARVEST	SUPERVALU INC.	2056158	42 retail food store services

WILD HARVEST	SUPERVALU INC.	85019888	31 Fresh fruit

WILD HARVEST	SUPERVALU INC.	3822419

5   baby foods 29   canned tomatoes; applesauce; peanut butter; frozen vegetables; milk; yogurt; butter; soy milk; canned vegetables; edible oils; soups; frozen meals consisting primarily of meat, poultry and vegetables 30   teas; cocoa; cappuccino mix; salad dressings; tortilla chips; macaroni and cheese; tomato sauce; ketchup; pasta sauces; mustard; candy; oatmeal; seasonings; granola snacks; processed cereals; popcorn; breads; coffee; pizza; crackers; pasta; rice; sugar 31   fresh vegetables; unprocessed cereals

WILD HARVEST	SUPERVALU INC.	3815034

5   baby foods 29   canned tomatoes; applesauce; peanut butter; frozen vegetables; milk; yogurt; butter; rice-based food beverage used as a milk substitute; soy milk; meats; eggs; canned vegetables; edible oils; soups; frozen meals consisting primarily of meat, poultry and vegetables 30   teas; cocoa; cappuccino mix; salad dressings; tortilla chips; macaroni and cheese; tomato sauce; ketchup; pasta sauces; mustard; candy; oatmeal; seasonings; granola snacks; processed cereals; popcorn; breads; coffee; pizza; salsa; crackers; cookies; maple syrup; honey; pasta; rice; sugar; non-alcoholic tea beverages with fruit flavor 31   Fresh vegetables; unprocessed cereals 32   Fruit juices; lemonades 35   retail and online grocery store services

YOUR WEEKLY LIST FOR LESS	SUPERVALU INC.	3669380	35 Retail grocery store services

ESSENTIAL EVERYDAY	SUPERVALU INC.	10426184

IC 010: Health care products, namely, external nasal dilators, nasal aspirators for medical use, blood glucose meters, blood pressure monitors, chemically activated hot and cold gel packs for medical purposes, thermometers for medical purposes, compression bandages, dental instruments, namely, mirrors, picks and interdental stimulators, ear syringes for medical purposes and for injections, lancets, medical ice packs, medical syringes, silicone gel sheeting for treatment of scars, and vaginal douche syringes for medical purposes and for injections; ear plugs used for medical purposes; plastic disposable baby bottle bags, namely, disposable baby bottle liners

BABY BASICS	SUPERVALU INC.	2144905	3 baby oil, baby hair shampoo, baby powder, baby wipes, and body lotion 5 electrolytes, infant formula, ointment for baby rashes 16 disposable diapers; and plastic disposable baby bottle bags

BASICS FOR KIDS	SUPERVALU INC.	3284349	5 dietary and nutritional supplements

BASICS FOR KIDS	SUPERVALU INC.	3662314	16 Disposable training pants

CLEAR EXCELLENCE	SUPERVALU INC.	2142810	32 fruit-flavored drinks, and sparkling waters

COCKTAILS 1-2-3	SUPERVALU INC.	3420176

35   retail store services, namely, an area in stores featuring alcoholic beverages, namely, vodka, gin, whisky, rum, tequila, grain alcohol, brandy, liqueurs, and non-alcoholic cocktail mixes, vegetable and fruit juices, soda water

COCKTAILS 1-2-3	SUPERVALU INC.	3687017	30 salt; sugar; flavored salts; flavored sugars; processed spices 32 non-alcoholic cocktail mixes; vegetables juices; fruit juices

DON VIEJO	SUPERVALU INC.	2887198	33 Tequila

ENJOYMENT ON THE FLY	SUPERVALU INC.	4227545	32 Beer

EQUALINE	SUPERVALU INC.	3177770

3   Beauty and personal care products, namely, after sun skin lotion, after shave preparations, namely, creams, gels and lotions, all purpose cotton swabs for personal use, non-medicated anti-cavity mouth rinses, bath gels and soaps, bath oils, beauty lotions, body powders, body cleansers, bubble bath, coarse and smooth nail emery boards, cosmetics, cotton balls for cosmetic purposes, cotton puffs and squares for cosmetic purposes, cream skin cleaners, daily pore facial cleansers, dentifrices, denture cleaners, denture cleaning preparations, emery boards, foot creams, gauze pads for cosmetic purposes, skin lotion containing glycerine and rosewater, hair care preparations, hair shampoo and conditioners, hair tonics, milk baths, non-medicated mouth rinses, mouthwash, nail polish remover, non-medicated diaper rash ointment and lotions, non-medicated hair care preparations, non-medicated skin care preparations, petroleum jelly for cosmetic purposes, pre-moistened cosmetic wipes, pre-moistened facial cleaning towelettes, pumice stones for personal use, gels, creams and lotions, shaving preparations, shower and bath powders, skin cleansers and creams, skin lotions and creams, skin moisturizers, soaps, sunscreen and sun-block preparations, sun tanning preparations, teeth whitening gels and films, and toothpaste 5   Health care products, namely, acetaminophen, pharmaceutical preparations for stomach acid reduction, acne treatment preparations, adhesive bandages, adhesive tape for medical use, allergy relief medications, medicated aloe vera gels for treatment of sunburn, analgesics, antacids, antibacterial pharmaceuticals, antibiotic creams and ointments, anti-diarrhea medications, anti-fungal creams for medical use, anti-gas medications, antihistamines, anti-itch creams, nausea treatment preparations, medicated anti-plaque mouth rinse, antiseptics, arthritis pain relief medication, artificial tears, aspirin, bandages for skin wounds, bismuth preparations for pharmaceutical purposes, bronchial dilators, calamine lotions, castor and mineral oils for medical purposes, pharmaceutical preparations for the treatment of chest congestion, preparations for the treatment of colds, contact lens cleaning solutions, contact lens wetting solutions, contact lens disinfectants, cotton for medical purposes, cough drops and cough syrup, cough treatment preparations, dairy lactose digestive supplements, pharmaceutical preparations for the treatment of dairy intolerance, decongestants, dental rinse, denture adhesives, diarrhea medication, douches, medicated drawing salves for treatment of minor skin irritations, ear drops, enema preparations, epsom salts, expectorants, eye drops, eye washes, feminine hygiene pads, fiber food supplements, flu cold and cough treatment preparations, pharmaceutical preparations for gas relief, glucose tablets for use as a dietary supplement, hand sanitizers, hemorrhoidal treatment, preparations and ointments, hydrocortisone, hydrogen peroxide for medical use, ibuprofen for use as oral analgesic, incontinence garments and pads, iodine, irrigating solutions for eye use, isopropyl alcohol for medical use, laxatives, lice treatment shampoos, lice treatment preparations, medicated body powders, medicated decongestant chest rubs, medicated chewing gum to stop smoking, medicated skin cleansers, medicated diaper rash ointments, medicated hair care preparations, medicated lozenges, medicated mouth wash, medicated pre-moistened hemorrhoidal, medicated pre-moistened wipes, medicated sunburn gels, miconazolenitrate preparations for the treatment of athlete’s foot, migraine treatment preparations, milk of magnesia, essential mineral oils for medical use, minoxidil, motion sickness treatment preparations, muscle relaxants, nasal spray preparations, nutritional supplements, herbal supplements, ovulation test kits, pain relief medications, panty liners, panty shields, gels for use as a personal lubricants, petroleum jelly for medical purposes, pregnancy test kits for home use, preparations for treating colds, rubbing alcohol, rubbing compounds for medical and/or therapeutic use, saline nasal spray preparations, saline solutions for contact lenses, sanitary pads, medicated shampoos and conditioners, pharmaceutical preparations, namely, simethicone drops for use in treating excessive gas in the digestive tract and colic, sleeping pills, sore throat lozenges, pharmaceutical preparations for use as stay-awake aids, stool softeners, medicated sty ointments, suppositories, tampons, topical anesthetics, medicated vaginal creams, vaginal topical anesthetics, vapor inhalers filled with levmetamfetamine, vapor inhalers filled with epinephrine, medicated vitamin A and E lotions, vitamin and mineral supplements, medicated vitamin E body oils, witch hazel, other health care products, namely, wound dressings, gauze, medicated acne treatment pads and pore strips, acne treatment preparations, pharmaceutical preparations, namely, miconazole nitrate preparations for the treatment of athlete’s foot and yeast infections, medicated tioconazole ointment and medicated zinc ointment 8   Beauty and personal care products, namely, callus rasps, callus cutters, cuticle scissors and pushers, eyelash curlers, nail scissors, nail buffers and clippers, nail files, razor blades, toenail nippers, tweezers, and manicure sets 10   Health care products, namely, external nasal dilators, aspirators for medical use, blood glucose meters, chemically activated hot and cold gel packs for medical purposes, thermometers for medical purposes, compression bandages, dental instruments, namely, picks and interdental stimulators, ear syringes, lancets, medical ice packs, medical syringes, silicone gel sheeting for treatment of scars; ear plugs used for medical purposes 21   Beauty and personal care products, namely, bath products, namely, facial cleaning buffs, daily cleaning cloths, toothbrushes, dental floss, foot brushes 25   Beauty aid products, namely, gel insoles, and insoles

FARM STAND	SUPERVALU INC.	848743	31 FRESH FRUITS AND VEGETABLES

FARMSTAND	SUPERVALU INC.	2499262	35 retail supermarket and grocery store services

FROST	SUPERVALU INC.	1993123	33 vodka

FROSTED FRUITY	SUPERVALU INC.	1870706	30 breakfast cereals

GOLDEN AGAVE	SUPERVALU INC.	2011671	33 tequila

GOLDEN GATE VINTNERS	SUPERVALU INC.	2896690	33 Wine

HERITAGE	SUPERVALU INC.	51408	33 - Distilled spirits

HERITAGE	SUPERVALU INC.	63164	33 Distilled spirits

HERITAGE	SUPERVALU INC.	112442	33 Distilled spirits

HERITAGE	SUPERVALU INC.	97170	33 Distilled spirits

HERITAGE	SUPERVALU INC.	2007-0157	33 Distilled spirits

HERITAGE	SUPERVALU INC.	WHE 59-5187	33 - Distilled spirits

HERITAGE	SUPERVALU INC.	E0134402007-0	33 Distilled spirits

HERITAGE	SUPERVALU INC.		33 - Distilled spirits

HERITAGE VODKA	SUPERVALU INC.	20080093 M	33 - Distilled spirits

HOMELIFE	SUPERVALU INC.	3934926

1   Water conditioner, namely, water softening pellets made of salt and transmission fluid 3   Dishwasher detergents; fabric softeners; cleaning preparation for household purposes, namely, ammonia, laundry bleach; all purpose cleaners, glass cleaners, rug cleaning preparations and oven cleaners, stain removers, furniture polish and windshield cleaner fluids 4   Motor oil 5   Air fresheners, sanitizing wipes, disinfectant bathroom cleaners and disinfectant toilet bowl cleaners 6   Aluminum foil 8   Cutlery, namely, plastic spoons, knifes and forks 16   Plastic food storage bags for household use; lunch bags, trash bags; lawn and leaf disposal bags; bathroom tissue; facial tissues; paper towels; paper napkins, wax paper, parchment paper and plastic wrap 20   Drinking straws and shoe racks 21   Household containers for foods; paper, foam and plastic cups, paper plates, bowls, dusters and toothpicks

HOMELIFE	SUPERVALU INC.	3419744

1   Unexposed photographic film; and lawn, garden and patio supplies and products, namely, potting soil 4   Charcoal lighter fluid; charcoal briquettes; candles; lawn, garden and patio supplies and products, namely, instant light charcoal, mesquite briquettes, fire logs, and fire starter, namely, fire starter sticks 9   Batteries; cameras; hardware, namely, surge protectors, power strips, extension cords, computer surge protectors and grounded outlets 11   Light bulbs 16   Paper coffee filters; school, postal and office supplies, namely, copy paper and invisible tape 17   Hardware, namely, masking tape and duct tape 21   Brooms; mops; rubber household gloves; and flat brooms 34   Cigarette lighters not made of precious metal

HOMELIFE	SUPERVALU INC.	3459366

1   household products, namely, antifreeze, unexposed photographic film, and potting soil 3   household laundry preparations, namely, detergent 4   household products, namely, charcoal lighter fluid, charcoal briquettes, candles, instant light charcoal, mesquite briquettes, fire logs, and fire starter sticks 5   household products, namely, ant killer and fly sticks for catching flies 11   lighting products, namely, electric nightlights, and light bulbs 16   paper products, namely, copy paper, coffee filters, and invisible tape for stationery purposes 18   household products, namely, tote bags 20   household products, namely, hampers and hanging wardrobes 21   household products, namely, scouring pads, empty plastic spray bottles, ironing board covers, clothes pins, clothes line, lint removal rollers, sponges, household gloves, brooms, and mops 22   household products, namely, storage bags, storage bags for clothing, shoulder covers, bags for storing blankets, sweater storage organizers, and lingerie bags for storage or laundry

I.D.	SUPERVALU INC.		3 BATH GEL, BODY LOTION, BODYMIST, BODY SHIMMER AND GIFT SETS OF THE FOREGOING PRODUCTS 4 SCENTED CANDLES

JENICA PEAK	SUPERVALU INC.	2798490	33 Wine

KANGA RESERVE	SUPERVALU INC.	2994340	33 Wine

LANCASTER BRAND	SUPERVALU INC.	1516551	29 FRESH, FROZEN AND SMOKED BEEF, HAM, PORK, TURKEY AND CHICKEN MEAT AND MEAT

LANCASTER BRAND	SUPERVALU INC.	789147	35 SERVICES COMPRISING COMPLETE MEAT SERVICE INCLUDING PREPARING CUTS OF MEAT TO ORDER, AND IN ACCORDANCE WITH APPLICANT’S PRE-DETERMINED STANDARDS

LANCASTER BRAND MAKES THE MEAL	SUPERVALU INC.	1986793	42 retail grocery and supermarket services associated with the sale of meat and delicatessen products

METOLIUS	SUPERVALU INC.	3004749	32 BEER

METOLIUS	SUPERVALU INC.	3050766	32 Beer

METOLIUS RIVER ALES	SUPERVALU INC.	85457095	32 Beer

MIGHTY	SUPERVALU INC.	1989088	16 paper products, namely, paper towels

O CONNOR’S	SUPERVALU INC.	2042492	33 liqueurs

O’CONNOR’S	SUPERVALU INC.	3271413	33 Liqueurs

ORIGIN	SUPERVALU INC.	2798492	33 Wine

ORIGINE	SUPERVALU INC.	3024541	33 Distilled spirits

PIER 14	SUPERVALU INC.	2229000	29 fish and seafood 35 retail grocery store services, specifically in-store fish and seafood departments

PUNICA	SUPERVALU INC.	3370984	33 pomegranate liqueurs

Q	SUPERVALU INC.	2895425	33 Wine

RJ KING WINGWALKER	SUPERVALU INC.	3186570	32 Beer

RON VICARO	SUPERVALU INC.	2005834	33 rum

SIX	SUPERVALU INC.	2680991	33 Vodka

SOFT CHOICE	SUPERVALU INC.	2043756	16 tissue paper products, namely, bathroom tissue

SOUR SNAP	SUPERVALU INC.	2916507	33 SCHNAPPS; LIQUEURS; IMITATION LIQUEURS

THE AMAZING EGG	SUPERVALU INC.	2222050	29 egg substitutes

THE FRENCHHOUSE	SUPERVALU INC.	3113142	33 Wines

THEO P	SUPERVALU INC.	3363012	33 Liqueurs

TIMBERWOOD	SUPERVALU INC.	2518550	33 WINES

VILLA VENTO	SUPERVALU INC.	3402460	33 Wine

VILLAGE MARKET	SUPERVALU INC.	2319903	29 meat and seafood

WHISPER SOFT	SUPERVALU INC.	2181722	16 tissue paper products, namely, facial tissues

WHISPER SOFT IMAGES	SUPERVALU INC.	2469959	16 facial tissue

Copyrights

OWNER	FILE REFERENCE	COUNTRY	STATUS	MATTER
SUPERVALU INC.	TX 6-290-608	United States of America	Registered	ARx Application - Alpha 7

SUPERVALU INC.	TX 6-333-632	United States of America	Registered	ARx Application - Alpha 1

SUPERVALU INC.	TX 6-374-675	United States of America	Registered	ARx Application - Completion Branch

SUPERVALU INC.	VAu707-540	United States of America	Registered	Kayak Dinosaur Copyright

SUPERVALU INC.	VAu-707-537	United States of America	Registered	Space Dinosaur Copyright

SUPERVALU INC.	VAu707-546	United States of America	Registered	Scooter Dinosaur Copyright

SUPERVALU INC.	VAu707-538	United States of America	Registered	Tubing Dinosaur Copyright

SUPERVALU INC.	VAu707-544	United States of America	Registered	Hockey Dinosaur Copyright

SUPERVALU INC.	VAu707-542	United States of America	Registered	Sledding Dinosaur Copyright

	VAu707-543	United States of America	Registered	Roller Dinosaur Copyright

	VAu707-547	United States of	Registered	Surfing Dinosaur Copyright

SUPERVALU INC.		America

SUPERVALU INC.

SUPERVALU INC.	VAu707-536	United States of America	Registered	Diving Dinosaur Copyright

SUPERVALU INC.	VAu707-545	United States of America	Registered	Soccer Dinosaur Copyright

SUPERVALU INC.	VAu707-539	United States of America	Registered	Swimming Dinosaur Copyright

SUPERVALU INC.	VAu-707-541	United States of America	Registered	Quad Dinosaur Copyright

Patents

OWNER	FILE REFERENCE	COUNTRY	STATUS	MATTER
SUPERVALU INC.		United States of America	Pending	Truck And Trailer Door Safety Device

PRIVILEGED AND CONFIDENTIAL

EXHIBIT C

TRADEMARK USAGE GUIDELINES

Use trademarks distinctively.  A trademark should distinguish itself from the rest of the text.  The trademark should stand out and not be buried descriptively in text.  Suggestions include: bold, caps, italic, quotations or underline.  The sentence should continue to make sense if the trademark was removed.

•     Use proper trademark symbols.  Use the ™ symbol to refer to products (i.e. Ideal Portions™) and services (i.e., Acme Express™).  The ® symbol should only be used if the trademark or service mark is a federally registered mark.  If the mark is registered and the ® symbol is not used, legal benefits can be lost.  The symbol should be placed immediately after the trademark, either in superscript or in parenthetical form.  You don’t need to use symbols on trademarks every time they are mentioned in a piece.  Acknowledge trademarks with the appropriate symbol (®, ™ or SM) in the heading or most prominent mention and the first time mentioned in the text of your document.  If the document is long, use symbols in first use on each page or section.

•     Use the trademark as an adjective followed by a descriptive noun.  Never use a trademark as a noun.  Do not refer to a mark alone as a shorthand way of identifying a product or service.  Always use a trademark as an adjective describing a product or service.

EXAMPLE:

Correct:	My kids enjoy eating Wild Harvest® cookies.
Incorrect:	Wild Harvest has the best cookies for the money.

Correct:	HomeLife® products are a great value.
Incorrect:	I only buy HomeLife.

•     Do not use trademarks as a verb.  Trademarks are proper adjectives and should never be used as a verb.

EXAMPLE:

Correct:	I filled my pantry with Shoppers Value® products.
Incorrect:	I Shopper Valuize my pantry.

•     Do not refer to trademarks in the plural or possessive form.  Since a trademark is not a noun, it must never be used in possessive or plural forms.

EXAMPLE:

Correct (plural)	Equaline® aspirin helps relieve the toughest headaches.
Incorrect	I bought 12 equalines last week.

• Never use a trademark in jokes, puns or in a derogatory fashion.

• Use trademarks consistently.  Do not hyphenate, shorten, abbreviate, create acronyms or combine the mark with other marks or other words.

EXAMPLE:

Correct	The new HomeLife® and equaline® products provide customers quality products at a reasonable price.
Incorrect	The new HomeLife equaline products will be available soon.

•     A mark can be both a trademark and service mark.  Examples include: trademark usage — Wild Harvest® bread.  Service mark usage — Wild Harvest® retail services.

•     Include the appropriate Proprietary Rights Notice (PRN).  The PRN is the copyright and trademark legend.  The PRN is legal text that identifies copyrighted material and trademarks.  The PRN should be printed in legible type and in a location typically used for copyright (© 2013 (insert name of parent company).  All rights reserved.) and other legal notices.  For example, the PRN may be printed at the end of a document, on the bottom of the product label, on the front cover of documentation, or at the bottom of a web page in small font.  Note that these notices use (1) the parent company as copyright owner and (2) trademark owner or trademark owner and licensee, as applicable.

EXAMPLES:

© 2013 (insert name of parent company).  All rights reserved.  (Insert all marks referenced in the piece) are trademarks owned by (insert name of trademark owner parent company) or its subsidiaries.

© 2013 (insert name of parent company).  All rights reserved.  (Insert all marks referenced in the piece) are trademarks of (insert name of trademark owner parent company) or its subsidiaries and are licensed by (insert licensee name of parent company) or its subsidiaries